AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2001
                                                    REGISTRATION NO.
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                                 ABIDON INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHAPTER)

     DELAWARE                      6510                       36-4340367
 ----------------       ----------------------------      -------------------
  (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
  JURISDICTION OF       CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)
 INCORPORATION OR
   ORGANIZATION)

                                ---------------

                       5301 E. STATE STREET, SUITE 215
                           ROCKFORD, ILLINOIS 61108
                                (815) 226-8700
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                               HOWARD P. MILLER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       5301 E. STATE STREET, SUITE 215
                           ROCKFORD, ILLINOIS 61108
                                (815) 226-8700
   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)


      APPROXIMATE DATE OF COMMENCMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, check the following box.             [ X ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
 effective registration statement for the same offering.      [   ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
 statement for the same offering.                             [   ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
 statement for the same offering.                             [   ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434,
 please check the following box.                              [   ]


                       CALCULATION OF REGISTRATION FEE
 ============================================================================
                                            PROPOSED            AMOUNT OF
      TITLE OF EACH CLASS OF            MAXIMUM AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED          OFFERING PRICE (1)         FEE


    Common Stock, par value
        $0.001 per share                 $90,000,000            $21,510.00

 ============================================================================
 (1) Estimated pursuant to Rule 457(o) solely for the purpose of calculating the amount of the registration fee.

                                ---------------

 INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OF AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


                                  ABIDON INC.

                                 COMMON STOCK
                         (PAR VALUE $.0001 PER SHARE)


 CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK OF THE COMPANY, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING.

                         (PAR VALUE $.0001 PER SHARE)

 [LOGO OF ABIDON]

 Of the 4,500,000 shares of Common Stock offered hereby, all 4,500,000 shares are being sold by Abidon Inc. Prior to the offering, there has been no public market for the Common Stock of the Company. For factors considered in determining the initial public offering price, see "Determination of Offering Price."

 SEE "RISK FACTORS" FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

 The shares of Common Stock have not been approved for quotation on the NASDAQ National Market.

 These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                    INITIAL PUBLIC       UNDERWRITING       PROCEEDS TO
                    OFFERING PRICE         DISCOUNT           COMPANY

 Per Share                $18.00                $1.26              $16.74
 Total               $81,000,000        $5,670,000.00      $75,330,000.00

 1. After deducting estimated expenses of $6,300,000.00 payable by the Company.
 2. The Company has granted an additional 500,000 shares at the initial public offering price per share solely to cover over-allotments and proceeds to the Company will be $83,700,000, which includes the over-allotment.

 The shares offered hereby are offered severally by the Corporation, as specified herein.

 The Company is seeking an underwriter.

                              TABLE OF CONTENTS

                                                            Page

 Prospectus Summary.....................................      1
 Risk Factors...........................................     12
 Use of Proceeds........................................     30
 Dividend Policy........................................     31
 Capitalization.........................................     32
 Dilution...............................................     33
 Selected Consolidated Financial Data...................     34
 Selected Pro Forma Consolidated Financial Data.........     36
 Management's Discussion and Analysis of Financial
   Condition and Results of Operations..................     42
 Business...............................................     45
 Management.............................................     58
 Certain Transactions...................................     61
 Principal Stockholders.................................     62
 Description of Capital Stock...........................     64
 Shares Eligible for Future Sale........................     65
 Legal Matters..........................................     66
 Experts................................................     66
 Additional Information.................................     68
 Index to Financial Statements..........................     F-1
 Unaudited Financial Statement..........................     F-2
 Underwriting..............................................  U-1


 THROUGH AND INCLUDING JANUARY 14, 2002 (THE 25TH DAY AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO
 DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 ============================================================================

                                    SHARES

                                 ABIDON, INC.

                                 COMMON STOCK
                         (PAR VALUE $.0001 PER SHARE)

                                    [LOGO]

 The date of this Prospectus is December 20, 2001.

 PROSPECTUS SUMMARY

 The following summary is qualified in its entirety by the more detailed information and Financial Statements and Pro Forma Financial Information and Notes thereto appearing elsewhere in this Prospectus, including the information under "Risk Factors."

 THE COMPANY

 The corporation, Abidon Inc., is in the business of leasing office and retail space, operates Abidon Inc. dba East State Antiques Mall, Abidon internet auction services, community page, stores, advertising on the site, and offers many other services on the internet.

 Abidon is an online auction site offering a place for the public to sell or buy many different products. We also have online stores specializing in antiques and collectibles for people who prefer not to have to bid. On our online stores, people can immediately purchase items that are available and they can make an offer to the seller as well. Between both of these sites, this adds up to thousands of items for sale and continues to build our customer base. The sellers on our auction site and on our online stores establish their selling price.

 There are 3,053 categories and thousands of items available for purchase. Hundreds of thousands of people are talking about Abidon and are able to find products that they are interested in. Our sites are very "customer friendly." Tremendous growth is expected in our products and our customer base.

 The Company's principal executive offices are located at 5301 E. State Street, Suite 215, Rockford, Illinois. The phone number is 815-226-8700. The Web site is located at www.abidon.com. Information contained on the Company's Web site shall not constitute a part of this Prospectus.

 INFORMATION WITH RESPECT TO REGISTRANT

 DESCRIPTION OF BUSINESS

 On December 19, 1985 Howard P. Miller incorporated Rockford Investors Inc., an Illinois Corporation. The corporation was formed to build a commercial building of 60,000 square foot located at 5411 E. State Street, Rockford, Illinois. Authorized shares of the corporation was 10,000,000 without Par Value. On January 3, 1986 at a special meeting of the Board of Directors a resolution was passed to issue 41 shares of stock to Howard Miller and it was approved by Howard Miller, sole director. The 41 shares of stock were issued in exchange for 4-1/4 acres of land located at 5411 E. State Street, Rockford, Illinois. On February 5, 1986 a resolution was passed to sell 40 shares of common stock at $10,000 per share. Howard Miller then purchased an additional 9 shares of the 40 shares of stock that were available for sale. The remaining 31 shares were sold to 9 local investors, including 11 shares that were sold to Howard Miller's brother, Stanley Miller, and 6 shares sold to a cousin, Irvin Miller. The building was completed in December of 1986. The corporation was changed to an Illinois Partnership on June 29, 1988. On January 3, 2000 it was changed from a Partnership to an Illinois corporation and was merged into UBuy2 Inc. on January 24, 2000 (later changed to Abidon Inc., a Delaware corporation). Rockford Investors Inc. stockholders received 20,250 shares of stock. The name was amended to Abidon Inc. on April 4, 2000. The mortgage balance on the commercial building as of September 1, 2001 was $129,785. A quarterly dividend of $500 per share was paid on all of the 81 outstanding shares from 1995 through January 6, 2000, except for one quarter in 1995 and one quarter in 1998 when $400 per share was paid.

 On June 8, 1989 Howard Miller incorporated State Street Investors of Rockford Inc., an Illinois corporation. Authorized shares of the corporation was 1,000 without Par Value. On September 20, 1989 a resolution was passed by the sole director, Howard Miller to have two classes of stock, Class A voting stock and Class B, non voting stock with no Par Value on either class of stock, being 40 shares of Class A voting stock and 120 shares of Class B non voting stock. The 40 shares of Class A voting stock were issued to Howard Miller and a reverse split of the 40 shares of stock (2 for 1), which left 20 shares of Class A voting stock. Then 90 shares of Class B non voting stock were sold at $20,000 per share and were sold to 30 investors. On October 4, 1989 the corporation purchased 6.55 acres of land located at 5301 E. State Street, Rockford, Illinois from Howard Miller for $450,000. The corporation constructed a 160,000 square foot office and retail building. Howard Miller and Stanley Miller were General Contractors for the corporation and it was completed October 1990. Of the 90 shares of stock that were sold 20 shares were purchased by Stanley Miller (the brother of President Howard Miller) and a cousin, Irvin Miller, purchased 6 shares. A stockholder meeting was held on January 18, 2000. A resolution was passed on January 24, 2000 to merge into UBuy2 Inc., a Delaware corporation, for 55,000 shares of stock. Mortgage balance on the commercial building as of September 1, 2001 was $1,279,131. A quarterly dividend of $1,000 per share was paid on all the 110 outstanding shares from 1994 through January 11, 2000, except for one quarter in October 1995 of $950.00 per share.

 In December 1986 Howard Miller, dba East State Antique Mall, Rockford, Illinois opened their doors at 5411 E. State Street with 20,000 square feet of retail space. In December 1990 they expanded to a second location at 5301 E. State Street, Rockford, Illinois in 40,000 square feet of retail space. The business obtained as high as 320 antique dealers leasing space in the two locations. The business was incorporated in the State of Illinois under the name of East State Antique Mall, Inc. an Illinois corporation on November 9, 1999. (Authorized shares of 1,000 with no Par Value.) On November 15, 1999 Howard Miller, President, and Stanley Miller,

 Secretary, passed a resolution to issue 10 shares of stock to Howard Miller and 10 shares of stock to Stanley Miller (Howard Miller's brother). On January 20, 2000 a resolution to merge with UBuy2 Inc., a Delaware corporation, was passed in exchange for 10,000 shares of UBuy2 Inc. stock. The merger was completed on January 24, 2000. The name was changed to Abidon Inc. on April 4, 2000.

 On January 18, 2000, Howard Miller and Stanley Miller incorporated UBuy2 Inc., a Delaware corporation. UBuy2 Inc. consisted of the merger of the following three corporations: State Street Investors of Rockford Inc. (55,000 shares), East State Antique Mall Inc. (10,000 shares), and Rockford Investors Inc. (20,250 shares) for a total outstanding shares of stock of the corporation of 85,250 shares of common stock. A resolution was passed by the corporation on January 20, 2000 for a stock split of 200 to 1. There are 17,050,000 shares of common stock outstanding today.

 As of now the corporation, Abidon Inc., is in the business of leasing office and retail space, operates Abidon dba East State Antique Mall, Abidon internet auction service, community page, stores, advertising on the site, and offers many other services on the internet.

 DESCRIPTION OF PROPERTY

 5411 E. State Street, Rockford, Illinois, is a three story office and retail commercial building with 60,000 square feet, located on a 4-1/2 acre parcel of land. It is a steel structure with steel bar joists and masonry exterior walls. The interior has oak doors, suspended ceilings, interior walls are dry walled with steel studs, and carpeted or tiled floors on upper 2 floors. The building has an elevator and is sprinkled. Lower level has only lattice dividers and exposed bar joist ceilings with concrete floors. The East State Antique Mall is located in the lower level with approximately 100 dealers and consisting of 20,000 square feet of space. The building also has approximately 20 office and retail businesses. The mortgage balance on the building as of September 1, 2001 is $129,785 with an interest rate of 7.87%. The monthly payments are $5,300, and will pay off in 2003. The mortgage is with Bank One, Illinois, NA, 1 East Old State Capitol Plaza, Springfield, IL 62794 (Customer Number: 7606830004).

 5301 E. State Street, Rockford, Illinois is a four story office and retail commercial building with 160,000 square feet, located on a 6-1/2 acre parcel of land. It is a steel structure with steel bar joists and masonry exterior walls. The interior has oak doors, suspended ceilings, interior walls are drywalled with steel studs, and carpeted or tiled floors on upper 3 floors. The main entrance has an open staircase with marble floors. There is a 4 acre parking lot. The lower level has only lattice walls and exposed bar joist ceilings and concrete floors. The East State Antique Mall is located in the lower level with approximately 200 antique dealers in 37,500 square feet of space and also the Abidon Internet site with 2,500 square feet of space. There are 60 leasers of retail and office space in the remainder of the building on the upper three floors. The building has an elevator and is sprinkled. The mortgage balance on the building as of September 1, 2001 is $1,279,131 with an interest rate of 7.5% and will pay off in September 2008. Monthly payments are $19,251.74. The mortgage is with Associated Commercial Mortgage Inc., 401 East Kilbourn Ave., Suite 350, Milwaukee, WI 53202 (800-622-3836). Account No. 687-0687-6163157-5555.

 The following information pertains to the two real estate properties owned by Abidon Inc.:

 Rockford, Illinois is the second largest city in Illinois. It is located about 80 miles Northwest of Chicago, near the Wisconsin border. There are more than 600 industries making over 300 different products distributed throughout the world. Adequate schools, churches and recreational facilities are well located throughout the city. Bus transportation serves all areas of the city. Interstate Highway 90, Northwest Tollway, permits fast transportation to Chicago and O'Hare Airport, as well as North to Minneapolis and St. Paul. Interstate I-39 affords travel North and South. Rockford has many truck and freight lines, an outstanding airport facility, and is served by several railroads. East State Street is a major East-West highway, intercity Route 20, connecting the central downtown business district with Interstate I-90, continuing East to Belvidere. Mulford Road, just East, is one of the major North-South community highways connecting the general Northeast residential areas with those in the Southeast, continuing South in to the county. Automobile traffic is very heavy. This location is in the center of one of the fastest growing commercial and residential areas of the city. The properties surrounding are mixed and include numerous fast food outlets, several automobile agencies, gasoline service stations, and several large retail centers. A large hospital complex is Northeast across East State Street and a private liberal arts college, Rockford College, is 1,000 feet North.

                 Complete List Of All Equipment And Computers
                           Owned Free And Clear By
                                 Abidon, Inc.

 Quantity  Description                                        Category
 --------  -----------                                        --------
       27  Monitors                                           Computer
       25  Work Stations                                      Computer
        2  Accelera Credit Card/Check Verification 000-8900   Credit Card
        2  MS Cash Drawers                                    Credit Card
        2  Star TSP 55011 Receipt Printer                     Credit Card
        2  Veriphone Credit Card Receipt Printer 250          Credit Card
        1  Veriphone Credit Card Receipt Printer              Credit Card
        5  Sony MVC-FD73 Digital Camera                       Imaging
        1  3Com Officeconnect Hub 16 Port                     Network
        4  Belkin Category 5e 12 Port Patch Panel             Network
        2  Belkin Category 5e 24 Port Patch Panel             Network
        1  Cisco 1605R Router                                 Network
        3  APC Back-Ups 300                                   Power
        1  APC Smart-Ups 1250                                 Power
        1  APC Smart-Ups 1400                                 Power
        1  D-Link Printer Server 3-port                       Printer
        2  Epson LQ-570+ Dot Matrix Printer                   Printer
        1  HP Color Copier 190                                Printer
        1  HP DeskJet 612c Inkjet Printer                     Printer
        3  Lexmark z11 Inkjet Printer                         Printer
        1  Lexmark z32 Inkjet Printer                         Printer
        1  Panasonic KX-P1123 Dot Matrix Printer              Printer
        1  Acer AcerScan 620U                                 Scanner
        1  Genius ColorPage - Vivid III V2                    Scanner
        1  Umax Astra 1200S                                   Scanner
        1  Avocent Switchview KVM 4-port                      Server
        1  Custom File/Security Server                        Server
        1  Custom Web/SQL Server                              Server
        1  Cybernet Firewall Pro Suite v3.2                   Software
        1  Ipswitch Imail Server v7.0                         Software
        1  Microsoft SQL Server 7 with 5 Clients              Software
        1  Microsoft Windows 2000 Server with 25 Clients      Software
        1  Microsoft Windows 2000 Server with 5 Clients       Software
       28  Microsoft Windows 98SE                             Software
        1  Veritas Backup Exec v8.6                           Software
        1  AT&T Cordless 900MHz Phone                         Telephony
        3  AT&T Digital Answering Machine                     Telephony
        1  Brother IntelliFax 1270                            Telephony
        1  Castio TA-145 Answering Machine                    Telephony
        3  GE 12 Memory Speaker Phone                         Telephony
        2  Uniden 900 MHz Cordless Phones                     Telephony
        1  Uniden Cordless speaker Phone w/Answering Machine  Telephony
        1  Uniden EXP7901 900MHz Cordless Telephone           telephony

 BUSINESS COMBINATIONS

 On February 1, 2000, the Company entered into a plan of merger with State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc. Pursuant o the plan of merger, the stockholders of the three companies received 85,250 shares of common stock of the company. The stockholders of State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc., and the percentage of stock they owned were identical to the ownership they owned in the company. Based on the common control of State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc., and the Company, the combinations were accounted for similar to a pooling of interest.

 The following statements show the results of operations from 1994 through 1999 for Rockford Investors Partnership and State Street Investors of Rockford, Inc. Rockford Investors Partnership was originally Rockford Investors, Inc. Incorporated on December 19, 1985 consisting of 81 shares of stock. State Street Investors of Rockford, Inc., was incorporated on June 8, 1989 and consisted of 110 shares of stock.

 East State Street Antiques Mall was started in 1986 by Howard Miller dba The East State Street Antiques Mall. It was incorporated November 9, 1999 and issued twenty shares of stock. These three corporations merged into UBuy2 Inc. on January 24, 2000.

 The name was changed from UBuy2 Inc. to Abidon, Inc. on April 6, 2000.


 SUMMARY OF FINANCIAL INFORMATION

                                                  State St Investors of Rockford, Inc
                                                           Income Statement

                                                             Dec. 31, 1999

                                12 mos. ended           12 mos. Ended            12 mos. ended             12 mos. ended
                                Dec. 31, 1999     Pct   Dec. 31, 1998      Pct   Dec. 31, 1997      Pct    Dec. 31, 1996      Pct
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
 Income
  Rents - Mall                   1,001,488.45     76.0     839,278.63     62.9      952,261.92      73.6      919,339.21      72.9
  Rents - Antique Mall             316,358.55     24.0     494,662.62     37.1      340,865.35      26.4      342,209.80      27.1
  Construction Income                    0.00      0.0       1,105.96      0.1          335.00       0.0             .00       0.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total Income                  1,317,847.00    100.0   1,335,047.21    100.0    1,293,462.27     100.0    1,261,549.01     100.0

 Cost of Sales
  Rent Rebate                       40,000.00      3.0      48,000.00      3.6       10,000.00       0.8       40,000.00       3.2
  Freight                                0.00      0.0           0.00      0.0            0.00       0.0           35.00       0.0
  Sub Contract                           0.00      0.0      11,541.00      0.9        8,624.00       0.7            0.00       0.0
  Commission & Management Fee       75,479.84      5.7      61,482.30      4.6       86,870.89       6.7       59,944.25       4.8
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total Cost of Sales             115,479.84      8.8     121,023.30      9.1      105,494.89       8.2       99,979.25       7.9
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----

 Gross Profit                    1,202.367.19     91.2   1,214,023.91     90.9    1,187,967.38      91.8    1,161,569.76      92.1

 General Expenses
  Accounting & Legal                20,617.00      1.6      18,657.60      1.4       20,222.10       1.6       23,172.00       1.8
  Director Fees                      3,600.00      0.3           0.00      0.0        1,800.00       0.1        1,600.00       0.1
  Auto & Truck Exp.                  2,953.47      0.2       2,310.03      0.2        2,538.57       0.2        1,914.97       0.2
  Advertising                       16,004.95      1.2       8,179.08      0.6       47,095.23       3.6       24,643.37       2.0
  Amortization                           0.00      0.0           0.00      0.0            0.00       0.0        1,239.34       0.1
  Appraisal Fees                         0.00      0.0         850.00      0.1            0.00       0.0          112.50       0.0
  Bank Charges                         185.92      0.0         219.76      0.0          415.33       0.0          358.71       0.0
  Bonus                                  0.00      0.0       2,000.00      0.1        1,500.00       0.1            0.00       0.0
  Building Permits                       0.00      0.0           0.00      0.0          150.00       0.0            0.00       0.0
  Depreciation                     134,459.87     10.2     134,383.36     10.1      133,171.97      10.3      132,271.36      10.5
  Donations                              0.00      0.0          35.00      0.0            0.00       0.0            0.00       0.0
  Dues & Subscriptions                 376.25      0.0         158.50      0.0           93.50       0.0          103.50       0.0
  Entertainment                        427.73      0.0           0.00      0.0          499.30       0.0          506.10       0.0
  Equipment Rental                       0.00      0.0           0.00      0.0            0.00       0.0       26,900.00       2.1
  Franchise Tax                      1,875.00      0.1           0.00      0.0        1,875.00       0.1        1,865.00       0.1
  Interest Exp.                    106,358.07      8.1     134,289.12     10.1      130,329.14      10.1      145,409.75      11.5
  Insurance Exp.                    11,376.00      0.9       7,583.25      0.6        6,348.74       0.5        7,967.00       0.6
  License & Taxes                        0.00      0.0       1,875.00      0.1          100.00       0.0          100.00       0.0
  Misc. Taxes                            0.00      0.0           0.00      0.0          903.33       0.1            0.00       0.0
  Office Expense                     3,757.37      0.3       4,368.73      0.3          691.55       0.1        3,400.44       0.3
  Postage                              551.00      0.0         536.00      0.0          440.00       0.0          504.00       0.0
  Real Estate Taxes                204,698.26     15.5     202,602.34     15.2      197,535.30      15.3      180,679.44      14.3
  Repairs & Maintenance            214,526.82     16.3     128,666.95      9.6      125,251.04       9.7      149,896.34      11.9
  Remodel                                0.00      0.0       5,305.82      0.4            0.00       0.0            0.00       0.0
  Sales Tax                          7,326.00      0.6           0.00      0.0            0.00       0.0            0.00       0.0
  Supplies                           2,854.92      0.2       3,243.47      0.2        1,289.17       0.1        1,522.14       0.1
  Trash Collection                       0.00      0.0       1,325.57      0.1        2,243.99       0.2            0.00       0.0
  Telephone                          7,293.33      0.6       4,793.24      0.4        4,351.52       0.3        4,632.92       0.4
  Utilities                         64,577.18      4.9      64,707.00      4.8       57,518.65       4.4       61,944.38       4.9
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total General Expenses          803,819.14     61.0     726,089.82     54.4      736,363.43      56.9      770,743.26      61.1
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----

  Net Profit from Operations       398,548.02     30.2     487,934.09     36.5      451,603.95      34.9      390,826.50      31.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
 Other Income
  Interest Income                    1,883.38      0.1       1,459.42      0.0        1,179.41       0.1          497.90       0.0
  Sale of Assets                         0.00      0.0           0.00      0.0           10.75       0.0            0.00       0.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total Income                      1,883.38      0.1       1,459.42      0.1        1,190.16       0.1          497.90       0.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----

 Net Profit before taxes           400,431.40     30.4     489,393.51     36.7      452,794.11      35.0      391,324.40      31.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
 Net Income per share           $    3,640.29           $    4,449.04            $    4,116.31             $    3,557.50
                                 ------------            ------------             ------------              ------------
 Basic                                    110                    110.                      110                       110
                                 ------------            ------------             ------------              ------------
 Dividend Paid per share        $    4,000.00           $    4,000.00            $    4,000.00             $    4,000.00
                                 ------------            ------------             ------------              ------------


                                                               Unaudited

                   State Street Investors of Rockford, Inc.

                               Income Statement

                              December 31, 1996

                               12 months Ended        12 Months Ended
                                Dec. 31, 1995   Pct    Dec. 31, 1994    Pct
 Income
  Rents-Mall                       916,552.18   74.2      826,882.80    73.4
  Rent-Antique Mall                318,730.28   25.8      299,063.48    26.6
  Construction Income                    0.00    0.0            0.00     0.0
                                 ------------  -----    ------------   -----
   Total Income                  1,235,282.46  100.0    1,125.946.28   100.0

 Cost of Sales
  Refunds                                0.00    0.0       20,000.00     1.8
  Rent Rebate                       40,000.00    3.2            0.00     0.0
  Freight                                0.00    0.0             0.0     0.0
  Sub Contract                           0.00    0.0            0.00     0.0
  Commissions & Management Fee      55,156.00    4.5       49,089.75     4.4
                                 ------------  -----    ------------   -----
   Total Cost of Sales              95,156.00    7.7       69,089.75     6.1
                                 ------------  -----    ------------   -----

  Gross Profit                   1,140,126.46   92.3    1,056,856.53    93.9

 General Expenses
  Accounting & Legal                20,449.50    1.7       18,468.00     1.6
  Director Fees                      1,400.00    0.1        3,800.00     0.3
  Auto & Truck Exp                   2,467.90    0.2        5,926.65     0.5
  Advertising                        8,595.86    0.7       16,334.80     1.5
  Amortization                       1,487.20    0.1        5,743.56     0.5
  Appraisal Fees                       200.00    0.0            0.00     0.0
  Bank Charges                         138.50    0.0           26.26     0.0
  Depreciation                     131,492.51   10.6      130,857.39    11.6
  Donations                              0.00    0.0           60.00     0.0
  Dues & Subscriptions                  58.50    0.0          224.00     0.0
  Entertainment                        462.24    0.0          508.74     0.0
  Equipment Rental                  13,400.00    1.1       13,400.00     1.2
  Franchise Tax                      1,865.00    0.2        1,865.00     0.2
  Interest Exp                     138,275.21   11.2      163,445.17    14.5
  Insurance Exp                     12,820.50    1.0        5,591.00     0.5
  License & Taxes                        0.00    0.0            0.00     0.0
  Office Expense                       317.93    0.0        3,426.85     0.3
  Postage                              529.00    0.0          479.00     0.0
  Real Estate Taxes                176,938.06   14.3      118,580.34    10.5
  Repairs & Maintenance             81,173.02    6.6       91,891.87     8.2
  Sales Promotion                        0.00    0.0            0.00     0.0
  Security                               0.00    0.0           41.19     0.0
  Supplies                           2,524.84    0.2        1,176.24     0.1
  Telephone                          3,504.08    0.3        2,969.88     0.3
  Utilities                         61,263.68    5.0       46,992.34     4.2
                                 ------------  -----    ------------   -----
   Total General Expenses          659,363.53   53.4      631,808.28    56.1

  Net Profit from Operations       480,762.93   38.9      425,048.25
                                 ------------  -----    ------------
 Other Income
  Interest Income                        0.00    0.0            0.00
   Total Income                          0.00    0.0            0.00
                                 ------------  -----    ------------
 Net Profit before taxes           480,762.93   38.9      425,048.25
                                 ------------  -----    ------------
 Allowance for Income Tax
  State Income Tax                   6,365.00    0.5        5,445.00
                                 ------------  -----    ------------
   Total Taxes                       6,365.00    0.5        5,445.00
                                 ------------  -----    ------------
 Net Profit after Tax              474,397.93   38.4      419,603.25
                                 ============  =====    ============

 Net income per share           $    4,312.71          $    3,414.58
                                 ------------           ------------
 Basic                                    110                    110
                                 ------------           ------------
 Dividend paid per share      $      3,950.00           $   4,000.00
                                 ------------           ------------


                                  Unaudited


 SUMMARY OF FINANCIAL INFORMATION

                                                    Rockford Investors Partnership

                                                           Income Statement

                                                             Dec. 31, 1999

                                12 mos. ended           12 mos. ended            12 mos. ended             12 mos. ended
                                Dec. 31, 1999     Pct   Dec. 31, 1998      Pct   Dec. 31, 1997      Pct    Dec. 31, 1996      Pct
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
 Income
  Rents - Mall                     201,205.77    42.0      182,495.75     39.4      176,464.60     40.9       173,699.36     39.4
  Rents - Antique Mall             277,219.73    57.8      280,863.71     60.6      254,731.76     59.1       267,131.07     60.6
  Construction Income                1,000.00     0.2            0.00      0.0            0.00      0.0             0.00      0.0
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total Income                    479,425.50   100.0      463,359.46    100.0      431,196.36    100.0       440,830.43    100.0

 Cost of Sales
  Rent Rebate                       20,000.00     4.2       24,000.00      5.2        5,000.00      1.2         8,000.00      1.8
  Sub Contract                           0.00     0.0            0.00      0.0          781.00      0.2             0.00      0.0
  Commission & Management Fee       11,552.95     2.4       14,434.00      3.1        5,000.00      1.2        24,787.42      5.6
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total Cost of Sales              31,552.95     6.6       38,434.00      8.3       10,781.00      2.5        32,787.42      7.4
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----

 Gross Profit                      447,872.55    93.4      424,925.46     91.7      420,415.36     97.5       408,043.01     92.6

 General Expenses
  Accounting & Legal                 9,773.00     2.0        9,815.40      2.1        9,342.00      2.2         9,450.00      2.1
  Advertising                       22,870.00     4.8       25,854.71      5.6       13,665.00      3.2        16,940.50      3.8
  Amortization                          70.72     0.0           70.72      0.0           70.72      0.0            70.72      0.0
  Appraisal Fees                         0.00     0.0          700.00      0.2            0.00      0.0           112.50      0.0
  Bank Charges                           0.00     0.0            0.00      0.0          195.52      0.0           347.21      0.1
  Casual Labor                           0.00     0.0        3,552.00      0.8            0.00      0.0             0.00      0.0
  Depreciation                      48,642.58    10.1       48,825.21     10.5       48,736.16     11.3        50,550.63     11.5
  Dues & Subscriptions                 182.00     0.0            0.00      0.0            0.00      0.0             0.00      0.0
  Equipment Rental                       0.00     0.0            0.00      0.0            0.00      0.0         3,600.00      0.8
  Interest Exp.                     14,183.09     3.0       22,382.82      4.8       25,647.28      5.9        31,778.16      7.2
  Insurance Exp.                     3,417.00     0.7        6,408.00      1.4        1,590.00      0.4         3,580.00      0.8
  License & Taxes                        0.00     0.0        2,420.00      0.5            0.00      0.0             0.00      0.0
  Office Expense                       186.38     0.0          370.25      0.1          118.12      0.0           256.01      0.1
  Postage                              308.50     0.1           64.00      0.0          671.20      0.2           332.00      0.1
  Real Estate Taxes                 60,545.18    12.6       59,945.58     12.9       62,045.82     14.4        49,501.08     11.2
  Rent                                   0.00     0.0        2,170.00      0.5            0.00      0.0        10,000.00      2.3
  Repairs & Maintenance             80,961.83    16.9       56,331.31     12.2       45,641.65     10.6        48,093.07     10.9
  Sales Tax                          1,925.00     0.4            0.00      0.0            0.00      0.0         1,870.00      0.4
  Security                               0.00     0.0            0.00      0.0           65.00      0.0             0.00      0.0
  Supplies                               0.00     0.0          611.32      0.1            0.00      0.0             0.00      0.0
  Trash Collection                       0.00     0.0        1,233.84      0.3        1,682.94      0.4             0.00      0.0
  Telephone                          3,077.02     0.6        3,057.95      0.7        3,175.14      0.7         3,686.08      0.8
  Utilities                         31,659.23     6.6       31,112.09      6.7       24,083.28      5.6        27,427.79      6.2
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
   Total General Expenses          277,801.53    57.9      274,925.20     59.3      236,729.83     54.9       257,595.75     58.4
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----

  Net Profit from Operations       170,071.02    35.5      150,000.26     32.4      183,685.53     42.6       150,447.26     34.1
                                 ------------    -----   ------------    -----    ------------     -----    ------------     -----
 Net Income per share           $    2,099.65           $    1,851.86            $    2,267.73             $    1,857.38
                                 ------------            ------------             ------------              ------------
 Basic                                     81                      81                       81                        81
                                 ------------            ------------             ------------              ------------
 Dividend Paid per share        $    2,000.00           $    1,900.00            $    2,000.00             $    2,000.00
                                 ------------            ------------             ------------              ------------


                                                               Unaudited




                        Rockford Investors Partnership

                               Income Statement

                              December 31, 1995

                                     12 months              12 Months
                                         Ended    Pct           Ended     Pct
                                 Dec. 31, 1995          Dec. 31, 1994
 Income
  Rents-Antique Mall               174,818.90   41.3      179,697.76    43.5
  Rents-Other                      248,831.94   58.7      233,274.47    56.5
                                 ------------  -----    ------------   -----
   Total Income                    423,650.84  100.0      412,972.23   100.0

 Cost of Sales
  Rent Rebate                       10,000.00    2.4       10,000.00     2.4
  Commissions & Management Fee      20,500.00    4.8       25,000.00     6.1
                                 ------------  -----    ------------   -----
   Total Cost of Sales               30,50000    7.2       35,000.00     8.5
                                 ------------  -----    ------------   -----

  Gross Profit                     393,150.84   92.8      377,972.23    91.5

 General Expenses
  Accounting & Legal                 9,247.50    2.2        7,228.00     1.8
  Auto & Truck Exp                   1,726.90    0.4           60.00     0.0
  Advertising                       12,476.50    2.9       13,210.55     3.2
  Amortization                          70.72    0.0        6,853.04     1.7
  Appraisal Fees                       900.00    0.2            0.00     0.0
  Bank Charges                         155.84    0.0          163.05     0.0
  Depreciation                      52,803.66   12.5       55,174.51    13.4
  Equipment Rental                   3,600.00    0.8        2,700.00     0.7
  Interest Exp                      32,643.59    7.7       38,032.73     9.2
  Insurance Exp                      4,461.50    1.1        3,803.00     0.9
  Lease Expense                          0.00    0.0            0.00     0.0
  License & Taxes                       15.00    0.0            0.00     0.0
  Office Expense                     2,248.30    0.5        1,214.81     0.3
  Postage                              504.00    0.1          461.00     0.1
  Real Estate Taxes                 64,041.32   15.1       26,649.10     6.5
  Rent                                   0.00    0.0            0.00     0.0
  Repairs & Maintenance             30,745.91    7.3       40,504.50     9.8
  Sales Tax                          2,006.00    0.5            0.00     0.0
  Supplies                               0.00    0.0            0.00     0.0
  Trash Collection                   1,310.00    0.3          700.00     0.2
  Telephone                          3,542.14    0.8        2,156.68     0.5
  Utilities                         25,830.03    6.1       22,696.16     5.5
                                 ------------  -----    ------------   -----
   Total General Expenses          248,328.91   58.6      221,607.13    53.7
                                 ------------  -----    ------------   -----
 Net Profit from Operations        144,821.93   34.2      156,365.10    37.9
                                 ------------  -----    ------------   -----
 Net income per share           $    1,787.93          $    1,930.44
                                 ------------           ------------
 Basic                                     81                     81
                                 ------------           ------------
 Dividend paid per share        $    1,900.00          $    2,000.00
                                 ------------           ------------

                                  Unaudited


                                 THE OFFERING


 Common Stock offered by the Company    5,000,000 shares

 Common Stock to be outstanding
  after this offering...............    22,050,00 shares
 Use of proceeds....................    For general corporate purposes,
                                        including to fund working capital,
                                        See "Use of Proceeds."
 Proposed Nasdaq Symbol.............    ABID



                        SUMMARY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                Year ended         9 months ended
                                December 31         September 30
                             ------------------------------------
                              1999      2000       2000      2001
                             ------------------------------------
 STATEMENT OF INCOME DATA:

 Net Revenues                $3878     $3826      $2867     $2869
 Gross Profit                 1972      1943       1301      1632
 Income from operations        107     (119)                 (97)
 Net income                    494       154         58       141
 Net income per share        $5.79     $.009     ($.025)    $.008
 Shares Basic                   85        85         85    17,050


                                            September 30, 2001
                                -------------------------------------------
                                                          PRO FORMA
                                 ACTUAL    PRO FORMA     AS ADJUSTED
                                -------------------------------------------
 BALANCE SHEET DATA:

 Cash and cash equivalents           $0         $0
 Working capital
 Total assets                     4,272      4,272
 Debt and long-term liability     1,210      1,210
 Total stockholders' equity       2,561      2,561

                                 RISK FACTORS

 This offering involves a high degree of risk. In addition to the other information set forth in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the shares of Common Stock of the Company. This Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. When used in this Prospectus, the words "expects," "anticipates," "intends," and "plans" and similar expressions are intended to identify certain of these forward-looking statements. The cautionary statements in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Prospectus.

 LIMITED OPERATING HISTORY

 Since the Company has only a limited operating history on which to base an evaluation of its business and prospects, the Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. To address these risks and uncertainties, the Company must, among other things, increase the number of its registered users, items listed on its service, completed auctions, maintain and enhance its brand, implement and execute its business and marketing strategy successfully, continue to develop and upgrade its technology and information-processing systems, continue to enhance Abidon service to meet the needs of a changing market, provide superior customer service, respond to competitive developments and attract, integrate, retain and motivate qualified personnel, and the Company's ability to maintain and increase its present level of real estate leases and the antique mall leases. There can be no assurance that the Company will be successful in accomplishing all of these things, and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 NO ASSURANCE OF CONTINUED PROFITABILITY

 The Company believes that its continued growth and profitability will depend in large part on its ability to (i) increase its brand name awareness, (ii) provide its customers with superior community and trading experiences, (iii) maintain sufficient transaction volume to attract buyers and sellers and
 (iv) increase the Company's real estate holdings. Accordingly, the Company intends to invest heavily in marketing and promotion, further development of Abidon auction Web site, technology and operating infrastructure development. Although the Company has experienced significant revenue growth and significant growth in the number of its registered users and items listed for auction in recent periods, such growth rates may not be sustainable and might decrease in the future. In view of the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 POTENTIAL FLUCTUATIONS IN RESULTS OF OPERATIONS

 The Company's operating results have varied on a quarterly basis during its short operating history and may fluctuate significantly as a result of a variety of factors, many of which are outside the Company's control. Factors that may affect the Company's quarterly operating results include:
 (a) the Company's ability to manage the number of items listed on its service; (b) price competition; (c) increasing consumer confidence in and acceptance of the Internet and other online services for commerce and, in particular, the trading of products such as those listed on Abidon; (d) the Company's ability to retain an active user base, attract new users who list items for sale and who complete transactions through its service, and maintain customer satisfaction; (e) the level of use of the Internet and online services; (f) the announcement or introduction of new sites, services and products by the Company or its competitors; (g) consumer confidence in the security of transactions over the Internet; (h) the success of the Company's brand building and marketing campaigns; (i) the volume of items listed on the Company's Web site; (j) the Company's ability to upgrade and develop its systems and infrastructure to accommodate growth; (k) the timing, cost and availability of advertising in traditional media and on other Web sites and online services; (l) volume, size, timing and completion rate of trades on Abidon; (m) the Company's ability to attract new personnel in a timely and effective manner; (n) technical difficulties or service interruptions; (o) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure; (p) governmental regulation by Federal or local governments;
 (q) general economic conditions as well as economic conditions specific to the Internet and online commerce industries, and consumer trends popularity of certain categories of collectible items; (r) the Company's ability to increase its real estate holdings and also to lease the space at a profit.

 As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, it is difficult for the Company to forecast its revenues or earnings accurately. In addition, the Company has no backlog and a significant portion of the Company's net revenues for a particular quarter are derived mainly from real estate holdings. The
 Company's current and future expense levels are based largely on its investment plans and estimates of future revenues and are, to a large extent, fixed. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company's planned expenditures would have an immediate adverse effect on the Company's business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, the Company from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, results of operations and financial condition.

 Due to the foregoing factors, the Company's quarterly revenues and operating results are difficult to forecast. The Company believes that period-to-period comparisons of its operating results may not be meaningful and should not be relied upon as an indication of future performance. In addition, it is likely that in one or more future quarters the Company's operating results will fall below the expectations of securities analysts and investors. In such event, the trading price of the Common Stock would almost certainly be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 SEASONAL FLUCTUATIONS IN RESULTS OF OPERATIONS

 The Company has considerable experience in sales regarding antiques, collectibles, and architectural items. There is a fluctuation in sales. However, the Company has little experience in seasonal fluctuation in sales on the Internet with the short history of the site.

 MANAGEMENT OF POTENTIAL GROWTH

 The Company is currently experiencing a period of significant expansion and anticipates that further expansion will be required to address potential growth in its customer base and market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on the Company's management, operational and financial resources. The Company has expanded from 14 to 25 employees. The President and Secretary are the driving force behind the Company. They are the founders of all three corporations that merged and formed Abidon Inc. The Company's new employees include a number of key managerial, marketing, planning, technical and operations personnel who have not yet been fully integrated into the Company, and the Company expects to add additional key personnel in the near future. To manage the expected growth of its operations and personnel, the Company will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage its growing employee base. The Company also will be required to expand its finance, administrative and operations staff. Further, the Company may be required to enter into relationships with various strategic partners, Web sites and other online service providers and other third parties necessary to the Company's business.

 There can be no assurance that the Company's current and planned personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that Company management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities. The failure of the Company to manage growth effectively could have a material adverse effect on the Company's business results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Employees."

 DEPENDENCE ON KEY PERSONNEL

 The Company's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel. The Company's performance also depends on the Company's ability to retain and motivate its other officers and key employees and could have a material effect on the Company's business, results of operations and financial condition. The Company does not have long-term employment agreements with any of its key personnel and maintains no "key person" life insurance policies. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, integrate or retain sufficiently qualified personnel. In particular, the Company has encountered difficulties in attracting a sufficient number of qualified software developers for its Web site and transaction processing systems, and there can be no assurance that the Company will be able to retain and attract such developers. The failure to retain and attract the necessary personnel could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Employees" and "Management."

 DEPENDENCE  ON  CONTINUED  GROWTH  OF  DEVELOPING  ONLINE   PERSON-TO-PERSON
 COMMERCE MARKET

 The market for the sale of goods over the Internet, particularly through person-to-person trading, is proven. The Company's future revenues and profits are substantially dependent upon the continued use and acceptance of the Internet and other online services as a medium for commerce by consumers. Rapid growth in the use of and interest in the Web, the Internet and other online services is a recent phenomenon and there can be no assurance that this acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty. Growth in the Company's user base relies on obtaining consumers who have historically used traditional means of commerce to purchase goods. For the Company to be successful, it must obtain a larger user base.

 In addition, the Internet may not be commercially viable in the long term for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies, performance improvements and security measures. To the extent that the Internet continues to experience significant growth in the number of users, their frequency of use or their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and the Abidon service in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company's business, results of operations and financial condition would be materially adversely affected.

 RISK OF CAPACITY CONSTRAINTS

 The Company seeks to generate a high volume of traffic and transactions on Abidon service. Accordingly, the satisfactory performance, reliability and availability of the Company's Web site, processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain large numbers of users who bid for or sell items on its service while maintaining adequate customer service levels. The Company's revenues depend on the number of items listed by users, the volume of user auctions that are successfully completed and the final prices paid for the items listed. Any system interruptions that result in the unavailability of the Company's service or reduced customer activity would reduce the volume of items listed and auctions completed and could affect the average selling price of the items. Interruptions of service may also diminish the attractiveness of the Company and its services. The Company has experienced periodic system interruptions, which it believes will continue to occur from time to time. Any substantial increase in the volume of traffic on the Company's Web site or in the number of auctions being conducted by customers will require the Company to expand and upgrade its technology, transaction processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of the Abidon service or timely expand and upgrade its systems and infrastructure to accommodate such increases in a timely manner. Any failure to expand or upgrade its systems could have a material adverse effect on the Company's business, results of operations and financial condition.

 The Company uses internally developed systems to operate its service and for transaction processing, including billing and collections processing. The Company must continually enhance and improve these systems in order to accommodate the level of use of Abidon. Furthermore, in the future, the Company may add additional features and functionality to its services that would result in the need to develop or license additional technologies. The Company's inability to add additional software and hardware or to develop and further upgrade its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on the Abidon service or increased transaction volume through its processing systems or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user's experience on the Abidon service, and delays in reporting accurate financial information. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its systems or to integrate smoothly any newly developed or purchased technologies with its existing systems. Any inability to do so would have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk of System Failures" and "Business--Operations and Technology."

 RISK OF SYSTEM FAILURES

 The Company's success, and in particular its ability to facilitate trades successfully and provide high quality customer service, depends on the efficient and uninterrupted operation of its computer and communications hardware systems. Substantially all of the Company's computer hardware for operating Abidon service is currently located at the Company's facility at 5301 E. State Street, Rockford, Illinois. These systems and operations are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, break-ins, sabotage, intentional acts of vandalism and similar events. The Company does not presently have fully redundant systems, a formal disaster recovery plan or alternative providers of hosting services and does not carry sufficient business interruption insurance to compensation it for losses that may occur. Despite any precautions taken by, and planned to be taken by the Company, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in the services provided by the Company. In addition, the failure to provide the data communications capacity required by the Company, as a result of human error, natural disaster or other operational disruption, could result in interruptions in the Company's service. Any damage to or failure of the systems of the Company could result in reductions in, or terminations of the Abidon service, which could have a material adverse effect on the Company's business, results of operations and financial condition.

 In the case of frequent or persistent system failures, the Company's reputation and name brand could be materially adversely affected. Although the Company has implemented certain network security measures, its servers are also vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to complete customer auctions. In addition, although the Company works to prevent unauthorized access to Company data, it is impossible to eliminate this risk completely. The occurrence of any and all of these events could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-Operations and Technology" and "--Facilities."

 INTENSE COMPETITION

 The market for person-to-person trading over the Internet is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. The Company currently or potentially competes with a number of other companies. The Company's direct competitors include various online person-to-person auction services including Yahoo!, Amazon and eBay and a large number of other small services including those that serve specialty markets. The Company also competes indirectly with business-to-consumer online auction services such as Wal-Mart, Ford, and General Motors. The Company potentially faces competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online person-to-person interactions. Other large companies with strong brand recognition and experience in online commerce may also seek to compete in the online auction market. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations and financial condition.

 RISK ASSOCIATED WITH BRAND DEVELOPMENT

 The Company believes that its historical growth has been largely attributable to word-of-mouth. Despite this historical organic growth, the Company believes that continuing to strengthen its brand is critical to achieving widespread acceptance of Abidon particularly in light of the competitive nature of the Company's market. Promoting and positioning its brand will depend largely on the success of the Company's marketing efforts and the ability of the Company to provide high quality services. In order to promote its brand, the Company will need to increase its marketing budget and otherwise increase its financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. Further, there can be no assurance that any new users attracted to Abidon will conduct transactions over Abidon on a regular basis. If the Company fails to promote and maintain its brand or if the Company's existing or future strategy relationships fail to promote the Company's brand or increase brand awareness, the Company's business, results of operations and financial condition would be materially adversely affected. See "Business-Abidon Strategy."

 RAPID TECHNOLOGICAL CHANGE

 The market in which the company competes is characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. These market characteristics are exacerbated by the emerging nature of the Web and the apparent need of companies from a multitude of industries to offer Web-based products and services. Accordingly, the
 Company's future success will depend on its ability to adapt to rapidly changing technologies, to adapt its services to evolving industry standards and to continually improve the performance, features and reliability of its service in response to competitive service and product offerings and evolving demands of the marketplace. The failure of the Company to adapt to such changes would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures by the Company to modify or adapt its services or infrastructure, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-Operations and Technology."

 RISKS ASSOCIATED WITH NEW SERVICES, FEATURES AND FUNCTIONS

 The Company plans to expand its operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services. There can be no assurance that the Company would be able to expand its operations in a cost-effective or timely manner or that any such efforts would maintain or increase overall market
 acceptance.   Furthermore,  any new  business  or service  launched  by  the
 Company that is not favorably received by consumers could damage the Company's reputation and diminish the value of its brand name. Expansion of the Company's operations in this manner would also require significant additional expenses and development, operations and other resources and would strain the Company's management, financial and operational resources. The lack of market acceptance of such services or the Company's inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on the Company's business, results of operations and financial condition.

 RISKS RELATED TO CONSUMER TRENDS

 The Company derives substantially all of its revenues from real estate holdings. The Company's future revenues will depend upon continued demand for the types of goods that are listed by users of the Abidon service and real estate holdings. The popularity of certain categories of items, such as toys, advertising, architectural and memorabilia, among consumers may vary over time due to perceived scarcity, subjective value, and societal and consumer trends in general. A decline in the popularity of, or demand for, certain collectibles or other items sold through the Abidon service could reduce the overall volume of transactions on the Abidon service, resulting in reduced revenues. In addition, certain consumer "fads" temporarily inflate the volume of certain types of items listed on the Abidon service, placing a significant strain upon the Company's infrastructure and transaction capacity. These trends may also cause significant fluctuations in the Company's operating results from one quarter to the next. Any decline in demand for the goods offered through the Abidon service as a result of changes in consumer trends could have a material adverse effect on the Company's business, results of operations and financial condition.

 RISKS ASSOCIATED WITH CERTAIN ACTIVITIES ON THE COMPANY'S SERVICE

 The law related to the liability of provider of online services for activities of their users on the service is currently unsettled. While the Company does not pre-screen the types of goods offered on Abidon, the Company is aware that certain goods, such as alcohol, tobacco, firearms, adult material, illegal drugs, and other goods that may be subject to regulation by local, state or federal authorities might have been traded on the Abidon service. There can be no assurance that the Company will be able to prevent the unlawful exchange of goods on its service or that it will successfully avoid civil or criminal liability for unlawful activities carried out by users through the Company's service. The imposition upon the Company of potential liability for unlawful activities of users of the Abidon service could require the Company to implement measures to reduce its exposure to such liability, which may require, among other things, the Company to spend substantial resources and/or to discontinue certain service offerings. Any costs incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-Government Regulation."

 In addition, the Company's success depends largely upon seller's reliability to deliver and accurately represent the listed goods and buyers paying the agreed purchase price. The Company takes no responsibility for delivery of payment or goods to any user of the Abidon service. The Company has received in the past, and anticipates that it will receive in the future, communications from users who did not receive the purchase price or the goods that were to have been exchanged. While the Company can suspend the accounts of users who fail to fulfill their delivery obligations to other users, the Company, beyond crediting sellers with the amount of their fees in certain circumstances, does not have the ability to otherwise require users to make payments or deliver goods and the Company does not compensate users who believe they have been defrauded by other users. The Company also from time to time receives complaints from buyers as to the quality of the goods purchased. Although the transactions or other claims related to the quality of the purchased goods the Company may in the future receive additional requests from users requesting reimbursement or threatening legal action against the Company if no reimbursement is made. Any resulting litigation could be costly for the Company, divert management attention and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations and financial condition. Any negative publicity generated as a result of fraudulent or deceptive conduct by users of Abidon could damage the Company's reputation and diminish the value of its brand name, which could have a material adverse effect on the Company's business, results of operations and financial condition.

 The Company does not pre-screen the goods that are listed by users on Abidon.com or the contents of their listings, which may include text and images. The Company has received in the past, and anticipates that it will receive in the future, communications alleging that certain items sold through the Abidon service infringe third-party copyrights, trademarks or other intellectual property rights. While the Company's user policy prohibits the sale of goods which may infringe third-party intellectual property rights and the Company is empowered to suspend the account of any user who infringes third-party intellectual property rights, there can be no assurance that an allegation of infringement will not result in litigation against the Company. Any such litigation could be costly for the company and could result in increased costs of doing business, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-The Abidon Service."

 ONLINE COMMERCE SECURITY RISKS

 A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Currently, a significant number of Abidon users authorize the Company to bill their credit card accounts directly for all transaction fees charged by the Company. The Company relies on encryption and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material adverse effect on the Company's reputation, and therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. The Company's insurance policies carry low coverage limits, which may not be adequate to reimburse the Company for losses caused by security breaches. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-Operations and Technology."

 RISKS ASSOCIATED WITH ACQUISITIONS

 If appropriate opportunities present themselves, the Company intends to acquire businesses, technologies, services or products that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any other material acquisition and no other material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product in the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company's business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's business, results of operations and financial condition. Any such future acquisitions of other businesses, technologies, services or products might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

 DEPENDENCE ON THE WEB INFRASTRUCTURE

 The success of Abidon service will depend in large part upon the development and maintenance of the Web infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, or timely development and complementary products such as high speed modems, for providing reliable Web access and services. Because global commerce and the online exchange of information is new and evolving, it is difficult to predict with any assurance whether the Web will prove to be a viable commercial marketplace in the long term. The Web has experienced, and is expected to continue to experience, significant growth in the numbers of users and amount of traffic. To the extent that the Web continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users, there can be no assurance that the Web infrastructure will continue to be able to support the demands placed on it by this continued growth or that the performance or reliability of the Web will not be adversely affected. Furthermore, the Web has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future, including outages and delays that could adversely affect the level of Web usage and also the level of traffic and the processing of auctions on Abidon.com. In addition, the Web could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation.

 There can be no assurance that the infrastructure or complementary products or services necessary to make the Web a viable commercial marketplace for the long term will be developed or that if they are developed, that the Web will become a viable commercial marketplace for services such as those offered by the Company. If the necessary infrastructure, standard or protocols or complementary products, services or facilities are not developed, or if the Web does not become a viable commercial marketplace, the Company's business, results of operations and financial condition will be materially and adversely affected. Even if the infrastructure, standards and protocols or complementary products, services or facilities are developed and the Web becomes a viable commercial marketplace in the long term, the Company might be required to incur substantial expenditures in order to adapt its service to changing Web technologies, which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business-Industry Background."

 RISKS ASSOCIATED WITH INFORMATION DISSEMINATED THROUGH THE COMPANY'S SERVICE

 The law relating to the liability of online services companies for information carried on or disseminated through their services is currently unsettled. It is possible that claims could be made against online services companies under both United States and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Several private lawsuits seeking to impose such liability upon other online services companies are currently pending. In addition, legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information. The Abidon service features a Feedback Forum, which includes information from users regarding the reliability of other users in promptly paying or delivering goods sold in an auction transaction. Although all such feedback is generated by users and not by the Company, it is possible that a claim of defamation or other injury could be made against the Company for content posted in the Feedback Forum. The imposition upon the Company and other online services providers of potential liability for information carried on or disseminated through their services could require the Company to implement measures to reduce its exposure to such liability, which may require the Company to expend substantial resources and/or to discontinue certain service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. While the Company carries liability insurance, it may not be adequate to fully compensate the Company in the event the Company becomes liable for information carried on or disseminated through its service. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Government Regulation" and "--Privacy Policy."

 GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES

 The Company is subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The nature of legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation similar to the CDA could subject the Company and/or its customers to potential liability, which in turn could have a material adverse effect on the Company's business, results of operations and financial condition. The adoption of any such laws or regulations might also decrease the rate of growth of Internet use, which in turn could decrease the demand for the Abidon service or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states have regulations regarding the manner in which "auctions" may be conducted and the liability of "auctioneers" in conducting such auctions. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes of existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for the services of the Company or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. In addition, because the Company's services are accessible worldwide, and the Company facilitates sales of goods to users worldwide, other jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in a particular state or foreign country. The Company is qualified to do business in two states in the United States, and failure by the Company to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the failure to qualify and could result in the inability of the Company to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Government Regulation" and "--Privacy Policy."

 SALES AND OTHER TAXES

 The Company does not collect sales or other similar taxes in respect of goods sold by users through Abidon service. The exception to this is only when the East State Antique Mall lists an item for sale and it is sold to a buyer that resides in Illinois and does not have a resale certificate number. At that time the Illinois sales tax of 6-1/4% is collected. On all out of state sales no taxes are collected. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as the Company which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect the Company's opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the exchange of merchandise on its system could have a material adverse effect on the Company's business, results of operations and financial condition.

 Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. There can be no assurance that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on the Company's business, results of operations and financial condition.

 RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

 A component of the Company's strategy is to expand internationally. Expansion into the international markets will require management attention and resources. The Company has limited experience in localizing its service, and the Company believes that many of its competitors are also undertaking expansion into foreign markets. There can be no assurance that the Company will be successful in expanding into international markets. In addition to the uncertainty regarding the Company's ability to generate revenues from foreign operations and expand its international presence, there are certain risks inherent in doing business on an international basis, including, among others, regulatory requirements, legal uncertainty regarding liability, tariffs, and other trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, different accounting practices, problems in collecting accounts receivable, political instability, seasonal reductions in business activity and potentially adverse tax consequences, any of which could adversely affect the success of the Company's international operations. To the extent the Company expands its international operations and has additional portions of its international revenues denominated in foreign currencies, the Company could become subject to increased risks relating to foreign currency exchange rate fluctuations. There can be no assurance that one or more of the factors discussed above will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Abidon Strategy."

 PROTECTION AND ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

 The Company regards the protection of its copyrights, service marks, trademarks, trade dress and trade secrets as critical to its future success and relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect its proprietary rights in products and services. The Company has entered into confidentiality and invention assignment agreements with its employees and contractors, and nondisclosure agreements with parties with whom it conducts business in order to limit access to and disclosure of its proprietary information. There can be no assurance that these contractual arrangements or the other steps taken by the Company to protect its intellectual property will prove sufficient to prevent misappropriation of the Company's technology or to deter independent third-party development of similar technologies. The Company pursues the registration of its trademarks and service marks in the U.S. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which the Company's services are made available online. The Company has licensed in the past, and expects that it may license in the future, certain of its proprietary rights, such as trademarks or copyrighted material, to third parties. While the Company attempts to ensure that the quality of the Abidon brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of the Company's proprietary rights or reputation, which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company also relies on certain technologies that it licenses from third parties such as Microsoft, the supplier of key database technology, the operating system and specific hardware components for the service. There can be no assurance that these third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of such technology could require the Company to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially adversely affect the Company's business, results of operations and financial condition.

 There can be no assurance that third parties will not claim infringement by the Company with respect to past, current or future technologies. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of services and competitors in the Company's industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company or at all. As a result, any such claim could have a material adverse effect on the Company's business, results of operations and financial condition. See "Business--Intellectual Property Rights."

 POSSIBLE VOLATILITY OF STOCK PRICE

 The trading price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in the Company's quarterly operating results, announcements of technological innovations, or new services by the Company or its competitors, changes in financial estimates by securities analysts, conditions or trends in the Internet and online commerce industries, changes in the market valuations of other Internet or online service companies, announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions or departures of key personnel, sales of Common Stock or other securities of the Company in the open market and other events or factors, many of which are beyond the Company's control. Further, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stocks are at or near historical lows. These broad market and industry factors may materially and adversely affect the market price of the Common Stock, regardless of the Company's operating performance. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, may also adversely affect the market price of the Common Stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, results of operations and financial condition.

 CONTROL BY PRINCIPAL STOCKHOLDERS, EXECUTIVE OFFICERS AND DIRECTORS

 Upon completion of this offering, the Company's executive officers and directors (and their affiliates) will, in the aggregate, own approximately (54.5%) of the Company's outstanding Common Stock (53.4% if the Underwriters' over-allotment option is exercised in full). As a result, such persons, acting together, will have the ability to control all matters submitted to stockholders of the Company for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of the Company's assets) and to control the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company, impede a merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could have an adverse effect on the market price of the Company's Common Stock. See "Management" and "Principal and Selling Stockholders."

 FUTURE CAPITAL NEEDS

 The Company currently anticipates that the net proceeds of this offering, together with its available funds, will be sufficient to meet its anticipated needs for working capital, capital expenditures and business expansion through at least the next 5 years. Thereafter, the Company may need to raise additional funds. The Company may need to raise additional funds sooner in order to fund more rapid expansion, to develop new or enhanced services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of the Company's Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to fund its expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Liquidity and Capital Resources."

 SHARES ELIGIBLE FOR FUTURE SALE

 Sales of substantial amounts of the Company's Common Stock (including shares issued upon the exercise of outstanding options) in the public market after this offering could adversely affect the market price of the Common Stock. Such sales also might make it more difficult for the Company to sell equity or equity-related securities in the future at a time and price that the Company deems appropriate. In addition to the 4,500,000 shares of Common Stock offered hereby (assuming no exercise of the over-allotment option), as of the date of this Prospectus, there will be 17,050,000 shares of Common Stock outstanding, all of which are restricted securities ("Restricted Securities") under the Securities Act of 1933, as amended (the "Securities Act"). If such holders sell in the public market, such sales could have a material adverse effect on the market price of the Company's Common Stock.

 NO PRIOR MARKET FOR COMMON STOCK

 Prior to this offering, there has been no public market for the Company's Common Stock, and there can be no assurance that an active public market will develop or be sustained after this offering or that investors will be able to sell the Common Stock should they desire to do so. The initial public offering price was determined by a consensus of the Board of Directors.

 IMMEDIATE AND SUBSTANTIAL DILUTION

 The initial public offering price is substantially higher than the net tangible book value per outstanding share of Common Stock. Purchasers of the Common Stock in this offering will suffer immediate and substantial dilution of $14.09 per share in the net tangible book value of the Common Stock from the initial public offering price. To the extent that outstanding options to purchase the Company's Common Stock are exercised, there may be further dilution. See "Dilution."

 USE OF PROCEEDS

 The net proceeds to the Company from the sale of the 4,500,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $75,330,000 ($83,700,000 if the over-allotment option is exercised in full). The primary purposes of this offering are to obtain additional capital, create a public market for the Common Stock and increase its real estate holdings.

 The Company intends to use at least $3,000,000 of the net proceeds of this offering for capital expenditures. The Company intends to use the net proceeds, over time, for general corporate purposes, including working capital. If less than all of the shares registered in this registration are sold the funds will be used as follows: first, $3,000,000 for capital expenditures by the end of 2002; second, $1,000,000 to invest in technology, products, and services; third, $5,000,000 general corporate business including working capital; fourth, $2,000,000 to acquire or invest in businesses; and fifth, $10,000,000 to invest in real estate. The Company has no present plans or commitments and is not currently engaged in any negotiations with respect to such transactions that are material. Pending such uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities. The Company will have significant discretion as to the use of the net proceeds from this offering. See "Risk Factors-Future Capital Needs" and "Broad Management Discretion Over Allocations of Proceeds."

 BROAD MANAGEMENT DISCRETION OVER ALLOCATIONS OF PROCEEDS

 The net proceeds to the Company from the sale of the 4,500,000 shares of Common Stock offered by the Company hereby are estimated to be approximately $75,330,000 (approximately $83,700,000 if the over-allotment option is exercised in full). The primary purposes of this offering are to obtain additional capital, create a public market for the Common Stock and facilitate future access to public markets. The Company intends to use at least $3,000,000 of the net proceeds of this offering for capital expenditures. The Company intends to use a portion of the net proceeds, over time, for general corporate purposes, including working capital. The Company may also use a portion of the net proceeds, currently intended for general corporate purposes, to acquire or invest in businesses, technologies, products or services that are complementary to the Company's business. Accordingly, the Company's management will retain broad discretion as to the allocation of the proceeds of this offering. The failure of management to apply such funds effectively could have a material adverse effect on the Company's business, results of operations and financial condition. See "Use of Proceeds."

 DETERMINATION OF OFFERING PRICE

 The following factors were taken into consideration to determine the offering price: dilution to the new shareholders, the percentage of the corporation that the new stockholders would own, the amount of funds needed by the corporation to be a successful venture, and the price of other IPO offerings. Also, consideration was given to the projected growth of the corporation.

 SELLING SECURITY HOLDERS

 All of the securities to be registered are to be offered by the Registrant.

 PLAN OF DISTRIBUTION

 The Registrant intends to offer the stock to the public without using any Underwriters. The stock will be offered for sale on our website, "www.abidon.com", newspaper ads and magazine publications, television, by mail, and investment meetings. The stock will be offered on a continuous basis until the offering is sold out. The plan is to be implemented by the Board of Directors immediately after the effective date of this Registration Statement.

 DIVIDEND POLICY

 The Company paid a cash dividend on January 15, 2001 of $.005 per share of common stock and the Company does not anticipate paying any cash dividends again until 2002.

 BUSINESS

 This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in these forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in "Risk Factors."

 CAPITALIZATION


                                 ABIDON, INC.

                                BALANCE SHEET

                           As of September 30, 2001


                                    Assets
 CURRENT ASSETS
  Rent Receivable                                    9,504
   Total Current Assets                                             9,504

 PROPERTY AND EQUIPMENT
  Buildings                                      5,727,668
  Furniture, Fixt & Equip                          111,146
  Land                                             535,070
  Accumulated Depreciation                     (2,114,862)
   Net Property and Equipment                                   4,259,022

 OTHER ASSETS
  Loan Fees                                          4,243
  Other                                              1,114
  Less: Accumulated amortization                   (1,367)
   Total Other Assets                                               3,990

    TOTAL ASSETS                                                4,272,516

                               Liabilities

 CURRENT LIABILITIES
  Accounts Payable                                   5,265
  Accrued Payroll Taxes                             12,166
  Accrued Sales Tax                                  7,055
  Deferred Revenues                                 39,950
  Accrued Income Tax                                79,422
  Real estate taxes payable                        185,710
  Current portion L/T Debt                         171,505
   Total Current Liabilities                                      501,073

 LONG-TERM LIABILITIES
  Long-Term Debt less current portion            1,210,170
   Total Long-Term Liabilities                                  1,210,170

 STOCKHOLDERS' EQUITY
 Common Stock, $.0001 par value per share
  40,000,000 shares authorized
  17,050,000 shares issued and outstanding           1,705
  Additional paid-in capital                     1,916,295
  Retained Earnings                                643,273
   Total Stockholders' Equity                                   2,561,273

   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                         4,272,516



 DILUTION

 The pro forma net tangible book value of the Company as of September 30, 2001 is $2,561,000, or $0.15 per share of Common Stock. "Pro forma net tangible book value per share" is determined by dividing the pro forma number of outstanding shares of Common Stock (assuming the conversion of all outstanding shares of Preferred Stock into shares of Common Stock) into the net tangible book value of the Company (total tangible assets less total liabilities). After giving effect to the receipt of the estimated net proceeds from the sale by the Company of the 5,000,000 shares of Common
 Stock offered by the Company hereby (after deducting the underwriting discount and estimated offering expenses), the pro forma net tangible book value of the Company as of September 30, 2001 is approximately $86,261,000, or $3.91 per share. This represents an immediate increase in pro forma net tangible book value of $3.76 per share to existing stockholders and an immediate dilution of $14.09 per share to new investors purchasing shares at the initial public offering price. The following table illustrates the per share dilution:

 Initial public offering price per share                          $18.00
 Pro forma net tangible book value per
   share as of Sept 30, 2001                          $0.15

 Increase per share attributable to new investors     $3.76

 Pro forma net tangible book value per
   share after the offering                           $3.91

 Dilution per share to new investors                              $14.09
                                                                  ======

 The following table summarizes as of September 30, 2001, on the pro forma basis described above, the number of shares of Common Stock purchased from the Company, and the total consideration paid to the Company. The following table is after deducting the Underwriters discount.

                   Shares Purchased    Total Consideration    Average
                   Number    Percent     Amount   Percent   Price/Share
                  ----------  ------   ----------  ------      ------
 Existing
  stockholders    17,050,000  77.32%    2,561,000   3.03%     $  0.15
 New investors     5,000,000  22.68%   83,700,000  96.97%     $ 18.00
                  ----------  ------   ----------  ------
      TOTAL       22,050,000   100%    86,261,000   100%
                  ==========  ======   ==========  ======

 The estimated other offering expenses to prepare the stock offering are $500,000. The Underwriters discount is $6,300,000, for a total estimate expense of $6,800,000.

 After the closing of the offering, the Corporation is authorized to issue more shares, not to exceed a total of 30,000,000 shares outstanding. Shares to be used for buyouts, mergers, and advertising and includes 1,500,000 shares for employee incentive option plan. Included in employee incentives are dealers leasing space in the E. State Antique Mall, 5301 and 5411 E. State Street, Rockford, Illinois. No set plan of distribution for stock incentives has been made at this time. Plan is to be implemented after the closing of this stock offering up to 1,500,000 shares of stock are to be offered to employees at a cost of $1.00 per share. The president is to determine the procedure for the employee stock incentive plan.

 SELECTED CONSOLIDATED FINANCIAL DATA

 The following selected consolidated financial data should be read in conjunction with, and are qualified by reference to, the Consolidated

 Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus. The consolidated statement of income data for the years ended December 31, 1998, 1999, and 2000 and the consolidated balance sheet data at December 31, 1998, 1999, and 2000 are derived from, and are qualified by reference to, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The consolidated statement of income data for the nine months ended September 30, 2001 and the consolidated balance sheet data at September 30, 2001 have been derived from the unaudited consolidated financial statements included elsewhere in this Prospectus. The unaudited consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments that the Company considers necessary for a fair presentation of the financial position and results of operations for the period. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. Statements for 1996 and 1997 are unaudited.

 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA

 The Company was incorporated January 18, 2000. The Company assets consist of the pooling of the assets of the following three Illinois corporations:
 State Street Investors of Rockford Inc., Rockford Investors Inc., and East State Antiques Mall Inc. The calculations before the corporation was formed on January 1, 2000 are made as follows: 85,250 shares of stock outstanding.


                                              Year Ended   Nine Months Ended
                                             December 31,      Sept. 30,
                                                 2000             2001
                                         (In Thousands, Except Per Share Data)
 PRO FORMA CONSOLIDATED STATEMENT OF
 INCOME DATA:

 Net revenues                                 $  3,826          $  2,869

 Cost of new revenues                            1,883             1,236
                                               -------           -------
 Gross profit                                    1,943             1,632
                                               -------           -------
 Operating expenses
 sales and marketing                             1,642             1,190

 Total operating expenses                        1,642             1,190
                                               -------           -------
 Income (loss) from operations

 Interest and other income, net                  (120)               (97)
                                               -------           -------
 Income (loss) before income taxes                 181               230

 Provisions for income taxes                        26                89
                                               -------           -------
 Net income (loss)                            $    154          $    141
                                               =======           =======

 pro forma net income (loss) per
 share (1):

 Basic                                        $    180          $   .008
                                               =======           =======
 Weighted average shares-basic                      85            17,050
                                               =======           =======
 Diluted                                      $   .009          $   .006
                                               =======           =======
 Weighted average shares-diluted                17,050            22,050
                                               =======           =======

                                          Nine Months Ended            Year Ended
                                             September 30              December 31
 CONSOLIDATED STATEMENT OF INCOME DATA:    2000       2001          2000       1999        1998       1997       1996
                                           ----       ----          ----       ----        ----       ----       ----
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
  Lease revenues                          $1195      $1264         $1783      $1782       $1807      $1618      $1661
  Antique Mall Sales                       1329       1568          1969       2095        2420       2547       2542
  Internet Auction Service Revenues          --         37            74         --          --         --         --
                                           ----       ----          ----       ----        ----       ----       ----
   Total Revenues                          2525       2869          3826       3877        4227       4165       4203
                                           ----       ----          ----       ----        ----       ----       ----
 COST OF GOODS SOLD
  Paid to Antique Mall Dealers             1191       1213          1814       1905        2254       2203       2181
  Internet Auction Service Consignments      49         23            69         --          --         --         --
                                           ----       ----          ----       ----        ----       ----       ----
    Total Cost of Goods Sold               1240       1236          1883       1905        2254       2203       2181
                                           ----       ----          ----       ----        ----       ----       ----

    Gross Profit                           1285       1633          1943       1972        1972       1962       2022

 OPERATING EXPENSES                        1215       1190          1642       1340        1115       1179       1259
                                           ----       ----          ----       ----        ----       ----       ----
  Operating Income                           70        327           300        632         857        783        763
                                           ----       ----          ----       ----        ----       ----       ----
 OTHER INCOME (EXPENSE)
  Interest Income
  Interest Expense                         (101)       (97)         (120)      (129)       (143)       155        177
  Other Income                               --         --            --         --          --         --         --
                                           ----       ----          ----       ----        ----       ----       ----
    Net Other Expense                      (101)       (97)         (119)      (127)       (140)      (155)      (177)
                                           ----       ----          ----       ----        ----       ----       ----
    Income Before Income Taxes              (31)       230           181        504         717        628        586

 PROVISION FOR INCOME TAXES                 (12)       (90)           26         10           9          9          7
                                           ----       ----          ----       ----        ----       ----       ----
  NET INCOME                                (43)       141          $154       $494        $707       $619       $579
                                           ----       ----          ----       ----        ----       ----       ----
 Net Income per Share (2):                $(.51)     $.008         $1.80      $5.79       $8.29      $7.26      $6.79
 Basic                                     ----       ----          ----       ----        ----       ----       ----


 Weighted Average shares-basic               85     17,050            85         85          85         85         85
                                           ----       ----          ----       ----        ----       ----       ----
 Diluted                                 $(.025)     $.008         $.009      $5.79       $8.29      $7.26      $6.74
                                           ----       ----          ----       ----        ----       ----       ----
 Weighted average shares diluted         17,050     17,050        17,050         85          85         85         85
                                           ----       ----          ----       ----        ----       ----       ----
 Long Term Liabilities                    1,392      1,210        $1,520     $1,692      $1,853     $1,978     $2,148
                                           ----       ----          ----       ----        ----       ----       ----


 CONSOLIDATED FINANCIAL DATA

                                 ABIDON, INC.

                                BALANCE SHEETS
                          December 31, 2000 and 1999


                                    ASSETS

                                                     2000             1999
                                                  ----------       ----------
 CURRENT ASSETS
  Cash                                           $    85,539      $   112,872
  Rent receivable                                      2,526            4,224
   Total Current Assets                               88,065          117,096
                                                  ----------       ----------
 PROPERTY AND EQUIPMENT                            4,352,141        4,477,706
                                                  ----------       ----------
 OTHER ASSETS
  Loan fees                                            4,243            4,243
  Other                                                1,114               --
   Less: Accumulated amortization                     (1,367)            (407)
    Net Other Assets                                   3,990            3,836
                                                  ----------       ----------
    TOTAL ASSETS                                 $ 4,444,196      $ 4,598,638
                                                  ==========       ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
  Accounts payable                              $     86,658     $     93,056
  Wages payable                                        9,357            3,674
  Payroll taxes and withholdings payable              17,096            8,522
  Sales tax payable                                    6,481            8,175
  Deferred revenues                                   39,950           33,361
  Income taxes payable                                26,313            8,310
  Real estate taxes payable                          247,613          263,208
  Current portion of long-term debt                  171,505          159,016
                                                  ----------       ----------
   Total Current Liabilities                         604,973          577,322

 LONG-TERM LIABILITIES
  Long-Term debt, less current portion             1,333,833        1,520,161
                                                  ----------       ----------
   Total Liabilities                               1,938,806        2,097,483
                                                  ----------       ----------
 STOCKHOLDERS' EQUITY
  Common Stock, $.0001 par value per share             1,705            1,705
   40,000,000 shares authorized
   17,050,000 shares issued and outstanding
  Additional paid-in capital                       1,916,295        1,916,295
  Retained earnings                                  587,390          583,155
                                                  ----------       ----------
   Total Stockholders' Equity                      2,505,390        2,501,155
                                                  ----------       ----------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                             $4,444,196       $4,598,638
                                                  ==========       ==========



 CONSOLIDATED FINANCIAL DATA


                                 ABIDON, INC.

                                BALANCE SHEET

                           As of September 30, 2001

                                    Assets
 CURRENT ASSETS
  Rent Receivable                                  9,504
   Total Current Assets                                            9,504

 PROPERTY AND EQUIPMENT
  Buildings                                    5,727,668
  Furniture, Fixt & Equip                        111,146
  Land                                           535,070
  Accumulated Depreciation                   (2,114,862)
   Net Property and Equipment                                  4,259,022

 OTHER ASSETS
  Loan Fees                                        4,243
  Other                                            1,114
  Less: Accumulated amortization                 (1,367)
   Total Other Assets                                              3,990

    TOTAL ASSETS                                               4,272,516

                                  Liabilities

 CURRENT LIABILITIES
  Accounts Payable                                 5,265
  Accrued Payroll Taxes                           12,166
  Accrued Sales Tax                                7,055
  Deferred Revenues                               39,950
  Accrued Income Tax                              79,422
  Real estate taxes payable                      185,710
  Current portion L/T Debt                       171,505
   Total Current Liabilities                                     501,073

 LONG-TERM LIABILITIES
  Long-Term Debt less current portion          1,210,170
   Total Long-Term Liabilities                                 1,210,170

 STOCKHOLDERS' EQUITY
 Common Stock, $.0001 par value per share
  40,000,000 shares authorized
  17,050,000 shares issued and outstanding         1,705
  Additional paid-in capital                   1,916,295
  Retained Earnings                              643,273
   Total Stockholders' Equity                                  2,561,273

   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                        4,272,516


 QUARTERLY RESULTS OF OPERATIONS

 The following table sets forth, for the periods presented, certain data from the Company's consolidated statement of income, such data as a percentage of net revenues and certain supplemental operating data. The consolidated statement of income data has been derived from the Company's unaudited consolidated financial statements, which, in management's opinion, have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus. The operating results in any quarter are not necessarily indicative of the results that may be expected for any future period.



                                                    QUARTERLY RESULTS OF OPERATIONS
                                     --------------------------------------------------------------------------
                                                               Three Months Ended


                                     Dec. 31  Mar. 31  June 30   Sept. 30  Dec. 31  Mar. 31  June 30  Sept. 30

                                                        (IN THOUSANDS, EXCEPT PERCENTAGES

                                       1999     2000     2000      2000     2000     2001     2001      2001
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Net revenues                         $1013     $693     $942      $890    $1016     $889     $975     $1003
 Cost of net revenues                   417      436      469       465      502      519      484       562
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Gross Profit                           560      257      473       425      514      370      491       441
                                       ----     ----     ----      ----     ----     ----     ----      ----

  Total operating expenses              267      203      494       490      417      338      444       444
                                       ----     ----     ----      ----     ----     ----     ----      ----

 Income from operations                 293      203      494       490      417      338      444       444
 Interest and other income, net          --       --       --        --       --       --       --        --
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Income before income taxes             293       53      (21)      (65)      97       32       29        14
 Provision for income taxes             (64)      (6)      (6)       --       --       (7)      (6)       (3)
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Net Income                            $229      $47     ($27)     ($65)     $97      $25      $23       $11
                                      =====     ====    =====     =====    =====     ====     ====      ====

 AS A PERCENTAGE OF NET REVENUES:
 Net revenue                          100.0%   100.0%   100.0%    100.0%   100.0%   100.0%   100.0%    100.0%
 Cost of net revenues                 41.16    62.91    47.78     52.24    49.40    58.38    48.64     56.03
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Gross profit                         58.84    37.09    50.22     47.76    50.60    41.62    50.36     43.97
                                       ----     ----     ----      ----     ----     ----     ----      ----

 Total operating expenses             26.35    29.29    52.44     55.05    81.12    38.02    45.53     44.26
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Income from operations               32.49     7.80    (2.22)    (7.29)   30.52     3.60     4.83      (.29)
 Interest and other income, net          --       --       --        --       --       --       --        --
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Income before income taxes           32.49     7.80    (2.22)    (7.29)   30.52     3.60     4.83      (.29)
 Provision for income taxes           (6.31)    (.86)    (.63)       --       --     (.79)   (1.06)     (.06)
                                       ----     ----     ----      ----     ----     ----     ----      ----
 Net income                           26.18%    6.94%   (2.85%)   (7.29%)  30.52%    2.81%    3.77%      .23%
                                      =====     ====    =====     =====    =====     ====     ====      ====


 The Company was incorporated January 18, 2000. The Company assets consist of the pooling of the assets of the following three Illinois corporations:
 State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Antiques Mall, Inc. The calculations before the corporation was formed on January 18, 2000 are made as follows: 85,250 shares of stock outstanding.

 Years ended December 31, 1999 and 2000 and 9 months ended September 30, 2000 and 2001.

 The following table sets forth, for the periods presented, certain data from the Company's consolidated statement of income as a percentage of net revenues. The information for the nine month periods has been derived from the Company's unaudited consolidated financial statements, which in management's opinion, have been prepared on substantially the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods presented. This information should be read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

                                                       Nine Months Ended
                                 Year Ended Dec. 31      September 30
                                 ------------------    -----------------
                                  1999      2000       2000       2001
                                  -----     -----      -----      -----
 Net revenues                     100.0%    100.0%     100.0%     100.0%
 Cost of net revenues              49.1      49.5       49.1       43.0
                                  -----     -----      -----      -----
 Gross profit                      50.9      50.5       50.9       57.0
                                  -----     -----      -----      -----

  Total operating expenses         34.6      42.9       31.7       41.4
                                  -----     -----      -----      -----

 Income from operations            16.3       7.8       18.2       11.3
 Interest and other income, net    (3.3)     (3.1)      (2.6)     (33.8)
                                  -----     -----      -----      -----
 Income before income taxes        13.0       4.7       (0.8)       8.0
 Provision for income taxes         0.3       0.7       (0.3)       3.1
                                  -----     -----      -----      -----
 Net income                        12.7%      4.0%      (1.1)%      4.9%
                                  -----     -----      -----      -----

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Abidon is very new and has only been in operation since April 4, 2000 and as of September 30, 2001 has a staff of 25 employees engaged in developing advertising, promoting the site, improving customer relations, obtaining users, acquiring companies that will list their entire catalog of products on the site, operating the antique mall and the real estate buildings. Abidon has been able to develop the online service with 25 employees without showing a corporation loss.

 Substantially all of the Company's revenues come from income from real estate rentals in the two buildings and sales from the antique mall. Abidon charges no fees to buyers and, to date, has sold some advertising on the Web site.

 The Company has only a limited operating history on Internet/online service to base an evaluation of its business and prospects. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce.

 FACTORS AFFECTING RESULTS OF OPERATIONS AND FINANCIAL CONDITION

 Abidon is very new and thus has only a limited operating history on which to base an evaluation of its business and prospects. The Company's prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. To address these risks and uncertainties, the Company must, among other things, maintain and increase the number of its registered users, items listed on its service and completed auctions, maintain and enhance its brand, implement and execute its business and marketing strategy successfully, continue to develop and upgrade its technology and information-processing systems, continue to enhance the Abidon.com service to meet the needs of a changing market, provide superior customer service, respond to competitive developments, and attract, integrate, retain and motivate qualified personnel. The Company must increase its real estate holdings. There can be no assurance that the Company will be successful in accomplishing all of these things, and the failure to do so could have a material adverse effect on the Company's business, results of operations and financial condition.

 The Company believes that its continued growth will depend in large part on its ability to: (i) increase its brand name awareness, (ii) provide its customers with superior community and trading experiences and (iii) maintain sufficient transaction volume to attract buyers and sellers. Accordingly, the Company intends to invest heavily in marketing and promotion, site development, technology and operating infrastructure development. Although the Company has experienced significant revenue growth and significant growth in the number of its registered users and items listed for auction by its users in recent periods, such growth rates may not be sustainable and may decrease in the future. In view of the rapidly evolving nature of the Company's business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

 The Company's operating results have varied on a quarterly basis during its short operating history and may fluctuate significantly as a result of a variety of factors, many of which are outside the Company's control. Sales from the Antique Malls and the ability to keep the real estate office/retail buildings leased could affect the profitability. Other factors that may affect the Company's quarterly operating results include: (a) the Company's ability to manage the number of items listed on its service; (b) price competition; (c) increasing consumer confidence and acceptance of the Internet and other online services for commerce and, in particular, the trading of products such as those listed on Abidon; (d) the Company's ability to retain an active user base, attract new users who list items for sale and who complete transactions through its service and maintain customer satisfaction; (e) the level of use of the Internet and online services; (f) the announcement or introduction of new sites, services and products by the Company or its competitors; (g) consumer confidence in the security of transactions over the Internet; (h) the success of the Company's brand building and marketing campaigns; (i) the volume of items listed on the Company's Web site; (j) the Company's ability to upgrade and develop its systems and infrastructure to accommodate growth; (k) the timing, cost and availability of advertising in traditional media and on other Web sites and online services; (l) volume, size, timing and completion rate of trades on Abidon; (m) the Company's ability to attract new personnel in a timely and effective manner; (n) technical difficulties or service interruptions; (o) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure; (p) governmental regulation by Federal or local governments; (q) general economic conditions as well as economic conditions specific to the Internet and online commerce industries, and consumer trends and popularity of certain categories of collectible items.

 As a result of the Company's limited operating history and the emerging nature of the markets in which it competes, it is difficult for the Company to forecast its revenues or earnings accurately. In addition, the Company has no backlog and a significant portion at he Company's net revenues for a particular quarter are derived mostly from real estate holdings. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues and are, to a large extent, fixed. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company's planned expenditures would have an immediate adverse effect on the Company's business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on its business, results of operations and financial condition.

 The Company believes that its results of operations from Internet sales are somewhat seasonal in nature, with fewer auctions around the Thanksgiving and Christmas holidays in the fourth quarter. The Company's limited operating history, however, makes it difficult to fully assess the impact of these seasonal factors or whether or not its business is susceptible to cyclical fluctuations in the U.S. economy. In addition, the Company believes that its rapid growth may have overshadowed whatever seasonal or cyclical factors might have influenced its business to date. There can be no assurance that seasonal or cyclical variations in the Company's operations will not become more pronounced over time or that they will not materially adversely affect its results of operations in the future. Moreover, consumer "fads" and other changes in consumer trends may cause significant fluctuations in the Company's operating results from one quarter to the next.

 Due to the foregoing factors, the Company's quarterly revenues and operating results are difficult to forecast. The Company believes that period-to-period comparisons of its operating results may not be meaningful and should not be relied upon as an indication of future performance. In addition, it is likely that in one or more future quarters the Company's operating results will fall below the expectations of securities analysts and investors. In such event, the trading price of the Common Stock would almost certainly be materially adversely affected.

 BUSINESS

 THE COMPANY

 The corporation, Abidon Inc., is in the business of leasing office and retail space, operates Abidon Inc. dba East State Antiques Mall, Abidon internet auction services, community page, stores, advertising on the site, and offers many other services on the internet.

 Abidon.com is an online auction site offering a place for the public to sell or buy many different products. We also have online stores specializing in antiques and collectibles for people who prefer not to have to bid. On our online stores, people can immediately purchase items that are available and they can make an offer to the seller as well. Between both of these sites, this adds up to thousands of items for sale and continues to build our customer base. The sellers on our auction site and on our online stores establish their selling price.

 There are 3,053 categories and thousands of items available for purchase. Hundreds of thousands of people are talking about Abidon and are able to find products that they are interested in. Our sites are very "customer friendly." Tremendous growth is expected in our products and our customer base.

 The Company's principal executive offices are located at 5301 E. State Street, Suite 215, Rockford, Illinois. The phone number is 815-226-8700. The Web site is located at www.abidon.com. Information contained on the Company's Web site shall not constitute a part of this Prospectus.

 INDUSTRY BACKGROUND

 GROWTH OF INTERNET AND ONLINE COMMERCE

 The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation (IDC) estimates that the number of Web users is growing at a fast pace. This growth is expected to be driven by the large and growing number of PCs installed in homes and offices, the decreasing cost of PCs, easier, faster and cheaper access to the Internet, improvements in network infrastructure, the proliferation of Internet content and the increasing familiarity and acceptance of the Internet by businesses and consumers. The Internet possesses a number of unique characteristics that differentiate it from traditional media: users communicate or access information without geographic or temporal limitations; users access dynamic and interactive content on a real-time basis; and users communicate and interact instantaneously with a single individual or with entire groups of individuals. As a result of these characteristics, Web usage is expected to continue to grow rapidly.

 The growing adoption of the Web represents an enormous opportunity for businesses to conduct commerce over the Internet. While companies initially focused on facilitating and conducting transactions between businesses over the Internet, a number of companies more recently have focused on facilitating a wide variety of business-to-consumer transactions. These companies typically use the Internet to offer standard products and services that can be easily described with graphics and text and do no necessarily require physical presence for purchase, such as books, CDs, videocassettes, automobiles, home loans, airline tickets and online banking and stock trading. The Internet gives these companies the opportunity to develop one-to-one relationships with customers worldwide from a central location without having to make the significant investments required to build a number of local retail presences, manage a worldwide distribution infrastructure or develop the printing and mailing infrastructure associated with traditional direct marketing activities. While companies have generally focused on applying these benefits in business-to-business and business-to-consumer transactions, a significant market opportunity exists to apply these same advantages to facilitate person-to-person trading over the Internet.

 THE PERSON-TO-PERSON TRADING MARKET OPPORTUNITY

 The exchange of goods between individuals--person-to-person trading--has traditionally been conducted through trading forums such as classified advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. These markets are highly inefficient, making person-to-person trading difficult for buyers and sellers. Their fragmented, regional nature makes it difficult and expensive for buyer and sellers to meet, exchange information and complete transactions. The localized nature of these markets also results in a limited variety and breadth of goods available in any one location. Buyers are limited to searching through local classified ads or to traveling to numerous geographically dispersed flea markets, trade shows or dealer shops in order to find items of interest. These markets often have high transaction costs because intermediaries either mark up goods for resale or charge a commission. Because these markets are information inefficient, buyers and sellers lack a reliable and convenient means of setting prices for sales or purchases with traditional person-to-person trading while offering the benefits of Internet-based commerce to the person-to-person trading market. An Internet-based centralized trading place facilitates buyers and sellers meeting, listing items for sale, exchanging information, interacting with each other and, ultimately, consummating transactions. It allows buyers and sellers to trade directly, bypassing traditional intermediaries and lowering costs for both parties. This trading place is global in reach, offering buyers a significantly broader selection of goods to purchase and providing sellers the opportunity to sell their goods efficiently to a broader base of buyers. It offers significant convenience, allowing trading at all hours and providing continually-updated information. By leveraging the interactive nature of the Internet, this trading place also facilitates a sense of community through direct buyer and seller communication, thereby enabling the interaction between individuals with mutual interests. In addition, this community orientation, facilitation of direct buyer and seller communication and efficient access to information on a particular buyer or seller's trading history can help alleviate the risks of anonymous trading. As a result, there exists a significant market opportunity for an Internet-based centralized trading place that applies the unique attributes of the Internet to facilitate person-to-person trading.

 THE ABIDON SOLUTION

 Abidon.com utilizes person-to-person trading of a wide range of goods over the Internet using an efficient and entertaining auction format. The core Abidon service permits sellers to list items for sale, buyers to bid for and purchase items of interest and all Abidon users to browse through listed items from any place in the world at any time. Abidon offers buyers a large selection of new and used items that can be difficult and costly to find through traditional means such as classified advertisements, collectibles shows, garage sales and flea markets or through intermediaries, such as auction houses and local dealer shops. Abidon also enables sellers to reach a larger number of buyers more cost-effectively than traditional person-to-person trading forums. Abidon also has real estate holdings and operates the E. State Antique Malls.

 UBuy2, Inc., now Abidon, Inc., a Delaware corporation, was originally introduced on January 18, 2000 to create an efficient marketplace for individuals to trade with one another. Abidon began as an online trading community. Abidon primarily attracts buyers and sellers through TV ads, trade magazines, newspapers, web pages, and links, and by providing buyers and sellers with a place to trade goods with one another. The number of categories under which Abidon lists goods for auction has grown to over 3000.

 COMPELLING TRADING ENVIRONMENT. Abidon has created a distinctive trading environment by utilizing an entertaining auction format, establishing procedural rules and promoting community values that are designed to facilitate trade and communications between buyers and sellers, without the need for Abidon to intervene and play a significant role in the trading process. The auction format creates a sense of urgency among buyers to bid for goods because of the uncertain future availability of a unique item on the site. Similarly, by accepting multiple bids at increasing prices, its auction format provides sellers a more efficient means of obtaining a maximum price for their products.

 The Company encourages every Abidon user to provide comments and feedback on other Abidon users with whom they interact and offers user profiles that provide feedback ratings and incorporate these comments. The Company believes that this Feedback Forum helps make users more comfortable with dealing with an unknown trading partner over the Web. In addition, Abidon provides guidelines for trade, helps provide information to resolve user disputes, responds to reports of misuse of the Abidon service and, if necessary, suspends users who violate the terms of the Company's user agreement.

 COST EFFECTIVE, CONVENIENT TRADING. Abidon allows its buyers and sellers to bypass traditionally expensive, regionally-fragmented intermediaries and carries no inventory, sellers bypass costly traditional intermediaries thus allowing for lower selling costs and increasing the sellers' likelihood of finding buyers willing to pay his or her target price. To list an item on Abidon, sellers pay no placement fee. As a result, sellers for the first time can sell relatively inexpensive items which had previously been prohibitively expensive to list through most traditional trading forums. By allowing sellers to conveniently reach a broad range of buyers, Abidon also ameliorates the time-consuming, logistical inconvenience of individual selling. Buyers have access to a broad selection of items and avoid the need to pay expensive markups or commission to intermediaries. Buyers are not charged for trading through Abidon. The critical mass of items listed on Abidon provides a mutual benefit for buyers and sellers to more effectively determine the appropriate price for an item.

 STRONG COMMUNITY AFFINITY. The Company believes that fostering direct interaction between buyers and sellers with similar interests has enabled it to create a loyal, active community of users. Abidon has introduced a variety of features and services designed to strengthen this sense of community among Abidon users. The Company facilitates communications between buyers and sellers by offering customer support assistance from Abidon personnel and other Abidon users and by providing community features that are designed to encourage consumer loyalty and repeat usage.

 INTUITIVE USER EXPERIENCE. Abidon's service is a fully-automated, topically-arranged, intuitive and easy-to-use online service that is available on a 24 hour a day, seven day a week basis. Within minutes of completing a simple online form, a seller can immediately list items for sale on the service, and buyers can submit bids for items quickly and easily. Buyers can easily search the thousands of items listed by category or specific item. During the course of the auction, bidders are notified by email of the status of their bids and are notified immediately if they are outbid. Sellers and successful bidders are automatically notified when an auction is completed. To assist users further, the Company offers customer support via email.

 ABIDON STRATEGY

 The Company's objective is to build on its position as an online person-to-person trading community. The key elements of Abidon's strategy are:

 GROW THE ABIDON COMMUNITY AND THE ABIDON BRAND. The Company believes that building greater awareness of the Abidon brand within and beyond the Abidon community is critical to expanding its user base and to maintaining the vitality of the Abidon community. The Company's historical growth has been largely attributable by word-of-mouth, through TV ads, trade magazines, newspapers, web pages, links and banners. The Company intends to build its user base and its brand name aggressively. The Company has prepared a substantial national advertising campaign, both in traditional media and online, that is designed to attract new Abidon users. The campaign will include advertising in targeted publications, strategic advertising and sponsorship placements on high-traffic Web sites, radio and television advertising campaigns and active participation in other forums such as selected trade shows.

 BROADEN THE ABIDON TRADING PLATFORM. The Company intends to pursue a multi-pronged strategy for growing the Abidon platform within existing product categories, across new product categories and internationally. The Company will target key vertical markets in its user programs and marketing activities. The Company also intends to grow existing product categories by introducing category-specific bulletin boards and chat rooms, integrating category-specific content, advertising its service in targeted publications and participating in targeted trade shows. In addition, the Company intends to broaden the range of products offered on its trading platform by seeking to attract new users from the general audience of Internet users and adding product categories, content and other services or features to meet this new user demand. The Company believes that there are significant opportunities for person-to-person trading worldwide and therefore intends to leverage the service and brand name internationally by developing Abidon for selected international markets and marketing and promoting these services actively.

 ENHANCE FEATURES AND FUNCTIONALITY. The Company intends to update and enhance the features and functionality of Abidon frequently in order to continue to improve the user trading experience through Abidon. The Company recently introduced personalization features such as a customizable user interface that tracks a user's recent auction activity and account balance information and highlights auctions of specified items. The Company intends to introduce other features such as new auction formats, online stores and online want ads, category-specific content and other features designed to enhance the Abidon experience. The Company will continue to provide rapid system response and transaction processing time by investing in its infrastructure in order to accommodate additional users, content and auctions.

 EXPAND VALUE-ADDED SERVICES. In order to offer an "end-to-end" person-to-person trading service, the Company intends to offer a variety of pre- and post-trade services to enhance the user experience. The Company intends to introduce services to facilitate the exchange of goods so that buyers and sellers will feel more comfortable sending money or goods to an unknown trading partner. It is anticipated that these services may include pre-trade services, such as services to facilitate scanning and uploading of photographs of listed items, and post-trade services, such as third-party escrow services and arrangements with shippers to help sellers ship their products more easily. The Company may pursue strategic relationships with third parties to provide many of these value-added services.

 REGISTRATION. While any visitor to Abidon can browse through the Abidon service and view the items listed for auction, in order to bid for an item or to list an item for sale, buyers and sellers must first register with Abidon. Users register by completing a short online form and thereafter can immediately bid for an item or list an item for sale.

 BUYING ON ABIDON. Buyers typically enter Abidon.com through its home page, which contains a listing of product categories that allows for easy exploration of current auctions. Bidders can search for specific items by browsing through a list of auctions within a category or subcategory and then "click through" to a detailed description for a particular item.
 Bidders can also search specific categories or the entire database of auction listings using keywords to describe the types of products in which they are interested, and Abidon's search engine will generate a list of relevant auctions with links to the detailed descriptions. Each auction is assigned a unique identifier so that users can easily search for and track specific auctions.

 Once a bidder has found an item of interest and registered with Abidon.com, the bidder enters the maximum amount he or she is willing to pay at that time. In the event of competitive bids, the Abidon service automatically increases bidding in increments based upon the then current highest bid for the item, up to the bidder's maximum price. As Abidon encourages direct interaction between buyers and sellers, bidders wishing additional information about a listed item can access the seller's email address and contact the seller for additional information. The company believes that this interaction between bidders and sellers leverages the personal, one-to-one nature of person-to-person trading on the Web and is an important element of the Abidon experience. Once each bid is made, a confirmation is sent to the bidder via email, an outbid notice is sent to the next highest bidders and the item's auction status is automatically updated. Bidders are notified of the status of their bids via email and are notified immediately after they are outbid. Bidders are not charged for making bids or purchases through Abidon.

 HOW TRANSACTIONS ARE COMPLETED. At the end of an auction period, if a bid exceeds the minimum price and, if one is set, the reserve price, Abidon automatically notifies the buyer and seller via email and the buyer and seller can then consummate the transaction independently of Abidon. The buyer and seller must independently arrange for the shipment of and payment for the item, with the buyer typically paying for shipping. Possession is taken of items only if they are being sold on consignment through the East State Antique Mall and fees are then collected in the mall for these items when they are sold. Under the terms of the Company's user agreement, if a seller receives one or more bids above the stated minimum or reserve price, whichever is higher, the seller is obligated to complete a transaction although the Company has no power to force the seller or bidder to complete the transaction other than to suspend them from using the Abidon service.

 WHAT CAN BE PURCHASED OR SOLD ON ABIDON.COM. The Abidon service has grown to offering over 3000 categories as of September, 2001. As the number of product categories has grown, the Company periodically organizes the categories under different headings to reflect the major types of items currently listed. These product categories are currently organized under the following headings:

           Antiques              Architectural Antiques
           Art                   Books, Movies, Music
           Coins, Stamps         Collectibles
           Computers             Dolls, Figurines
           Health & Beauty       Jewelry, Gemstones
           Motor Vehicles        Photo & Electronics
           Pottery, Glass        Real Estate
           Sports Memorabilia    Tools
           Toys and Games        Miscellaneous

 Each category has  numerous subcategories.   The Company  also is  currently
 selling advertising banners and other types of advertising on the site.

 The most popular items sold on Abidon are relatively standardized or are well-represented with a photo (and therefore can be evaluated to some degree without a physical inspection), are small and easily shippable, and are relatively inexpensive. As the Abidon community grows and additional items are listed, the Company will continue to organize auctions under additional categories to respond to the needs of the Abidon community.

 COMMUNITY SERVICES. Beyond providing a convenient means of trading Abidon has devoted substantial resources to building an online person-to-person trading community, which the Company believes is one of the strongest on the Web. Key components of the Company's community philosophy are maintaining an honest and open marketplace and treating individual users with respect. The Company offers a variety of community and support features that are designed to solidify the growth of the Abidon community and to build Abidon user affinity and loyalty.

 Abidon facilitates email communications between buyers and sellers.


 MARKETING

 Abidon marketing strategy is to promote its brand and attract buyers and sellers to the Abidon service. To attract users to its site, Abidon historically has relied on banners, TV ads, trade magazines, newspapers, web pages, and links and, to a lesser extent, on distribution or sponsorship relationships with high traffic Web sites. Today, the Company employs a variety of methods to promote its brand and attract potential buyers and sellers. Currently, Abidon utilizes strategic purchases of online advertising to place advertisements in areas in which it believes it can reach its target audience. The Company also engages in a number of marketing activities in traditional media such as advertising in print media and at shows and other events.

 OPERATIONS AND TECHNOLOGY

 Abidon has built a robust, scalable user interface and transaction processing system. The Company's system maintains data records and all other aspects of the auction process including notifying users via email when they initially register, they place a successful bid, they are outbid, they place an item for sale and an auction ends. The system maintains user registration information, current auctions and historical listings. All information is regularly archived to a data warehouse. The system updates a text-based search engine hourly with the titles and descriptions of new items, as well as pricing and bidding updates for active items.

 The Company's system has been designed around industry standard architectures and has been designed to reduce downtime in the event of outages or catastrophic occurrences. The Abidon service provides 24 hour a day, seven day a week availability. System hardware is hosted at the Company's facility in Rockford, Illinois, which provides redundant communications lines and emergency power backup. The Company's system consists of database servers running SQL relational database management systems and a suite of Pentium III Xeon based Microsoft E-Commerce servers accessed via Terminal Servers running on a Windows 2000 server operating system. The Company's Internet servers also utilize Equifax Secure digital certificates to help it conduct secure communications and transactions.

 The Company anticipates that it will continue to devote significant resources to product development in the future as it adds new features and functionality to the Abidon service. The market in which the Company competes is characterized by rapidly changing technology; evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. Accordingly, the Company's future success will depend on its ability to adapt to rapidly changing technologies, to adapt its services to evolving industry standards and to continually improve the performance, features and reliability of its service in response to competitive service and product offerings and evolving demands of the marketplace. The failure of the Company to adapt to such changes would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures by the Company to modify or adapt its services or infrastructure which could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Rapid Technological Change; Risks Associated with New Services, Features and Functions."

 COMPETITION

 The market for person-to-person trading over the Internet is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. Barriers to entry are relatively low, and current and new competitors can launch new sites at a relatively low cost using commercially available software. The Company currently or potentially competes with a number of other companies. The Company's direct competitors include various online person-to-person auction services, including Yahoo!, eBay, Amazon, Onsale; and a number of other small services, including those that serve specialty markets. The Company potentially faces competition from a number of large online communities and services that have expertise in developing online commerce and in facilitating online person-to-person interaction. Some of these potential competitors, including AOL and Microsoft, currently offer a variety of business-to-consumer trading services and classified ad services, and some of these companies may introduce person-to-person trading to their larger user populations. Other large companies with strong brand recognition and experience in online commerce, such as large newspaper or media companies may also seek to compete in the online auction market. Competitive pressures created by any one of these companies, or by the Company's competitors collectively, could have a material adverse effect on the Company's business, results of operations and financial condition.

 The Company believes that the principal competitive factors in its market are volume and selection of goods, population of buyers and sellers, community cohesion and interaction, customer service, reliability of delivery and payment by users, brand recognition, Web site convenience and accessibility, price, quality of search tools and system reliability. Many of the Company's potential competitors have longer operating histories, larger customer bases and greater brand recognition in other business and Internet markets and significantly greater financial, marketing, technical and other resources than the Company. In addition, other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of Internet and other online services increases. Therefore, some of the Company's competitors may be able to devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies or may try to attract traffic by offering services for free and devote substantially more resources to Web site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share and diminished value in the Company's brand. There can be no assurance that the Company will be able to compete successfully against current and future competitors. Further, as a strategic response to changes in the competitive environment, the Company may, from time to time, make certain pricing, service or marketing decisions or acquisitions that could have a material adverse effect on its business, results of operations and financial condition. New technologies and the expansion of existing technologies may increase the competitive pressures on the Company by enabling the Company's competitors to offer a lower cost service. Certain Web based applications that direct Internet traffic to certain Web sites may channel users to trading services that compete with the Company. Although the Company has established Internet traffic arrangements with several large online services and search engine companies, there can be no assurance that these arrangements will be renewed on commercially reasonable terms or that they will otherwise continue to result in increased users of the Abidon service. In addition, companies that control access to transactions through network access or Web browsers could promote the Company's competitors or charge the Company substantial fees for inclusion. Any and all of these events could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Intense Competition."

 INTELLECTUAL PROPERTY

 The Company regards the protection of its copyrights, service marks, trademarks, trade dress and trade secrets as critical to its future success and relies on a combination of copyright, trademark, service mark and trade secret laws and contractual restrictions to establish and protect its proprietary rights in products and services.

 There can be no assurance that these contractual arrangements or the other steps taken by the Company to protect its intellectual property will prove sufficient to prevent misappropriation of the Company's technology or to deter independent third-party development of similar technologies. The Company pursues the registration of its trademarks and service marks in the
 U. S. There can be no assurance that these third-party technology licenses will continue to be available to the Company on commercially reasonable terms. The loss of such technology could require the Company to obtain substitute technology of lower quality or performance standards or at greater cost, which could materially adversely affect the Company's business, results of operations and financial condition.

 To date, the Company has not been notified that its technologies infringe the proprietary rights of third parties, but there can be no assurance that third parties will not claim infringement by the Company with respect to past, current or future technologies. The Company expects that participants in its markets will be increasingly subject to infringement claims as the number of services and competitors in the Company's industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to the Company or at all. As a result, any such claim could have a material adverse effect upon the Company's business, results or operations and financial condition. See "Risk Factors--Protection and Enforcement of Intellectual Property Rights."

 PRIVACY POLICY

 The Company believes that issues relating to privacy and use of personal information relating to Internet users are becoming increasingly important as the Internet and its commercial use grow. The Company has adopted a detailed privacy policy that outlines how Abidon uses information concerning its users and the extent to which other registered Abidon users may have access to this information. Users must acknowledge and agree to this policy when registering for the Abidon service. The Company does not sell or rent any personally identifiable information about its users to any third party, however, the Company does disclose information to sellers and winning bidders that contains the seller's and winning bidder's name, email address and telephone number. The Company also uses information about its users for internal purposes only in order to improve marketing and promotional efforts, to analyze site usage statistically, and to improve content, product offerings and site layout. The Company is a member of the TRUSTe program, a non-profit independent organization which audits Web sites' privacy statements and audits their adherence thereto.

 GOVERNMENT REGULATION

 The Company is not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the CDA that, among other things, proposed to impose criminal penalties on anyone distributing "indecent" material to minors over the Internet, were held to be unconstitutional by the U.S. Supreme Court, there can be no assurance that similar laws will not be proposed and adopted. Certain members of Congress have recently discussed proposing legislation that would regulate the distribution of "indecent" material over the Internet in a manner that they believe would withstand challenge on constitutional grounds. The nature of such similar legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation similar to the CDA could subject the Company and/or its customers to potential liability, which in turn could have an adverse effect on the Company's business, results of operations and financial condition. The adoption of any such laws or regulations might also decrease the rate of growth of Internet use, which in turn could decrease the demand for the Abidon service or increase the cost of doing business or in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. In addition, applicability to the Internet or existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states have regulations regarding the manner in which "auctions" may be conducted and the liability of "auctioneers" in conducting such auctions.

 Several states  have  proposed  legislation that  would  limit  the  use  of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for the services of the Company or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, results of operations and financial condition. In addition, because the Company's services are accessible worldwide and the Company facilitates sales of goods to users worldwide, other jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in a particular state or foreign country. The Company is qualified to do business in two states in the United States, and failure by the Company to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the failure to qualify and could result in the inability of the Company to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business, could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors-Governmental Regulation and Legal Uncertainties."

 EMPLOYEES

 As of September 1, 2001 the Company had 25 employees. The Company had never had a work stoppage, and no employees are represented under collective bargaining agreements. The Company considers its relations with its employees to be good. The Company believes that its future success will depend in part on its continued ability to attract, integrate, retain and motivate highly qualified technical and managerial personnel, and upon the continued service of its senior management and key technical personnel, none of whom is bound by an employment agreement. Competition for qualified personnel in the Company's industry and geographical location is intense, and there can be no assurance that the Company will be successful in attracting, integrating, retaining and motivating a sufficient number of qualified personnel to conduct its business in the future. See "Risk Factors-Dependence on Key Personnel."

 FACILITIES

 The Company's principal administrative, marketing and product development facilities are located in approximately 3,000 square feet of office space at 5301 E. State Street, Rockford, Illinois. Currently, this facility is owned by the Company.

                                  MANAGEMENT

 EXECUTIVE OFFICERS AND DIRECTORS

 The following table sets forth certain information regarding the executive officers and directors of the Company:

 Name               Age          Position

 Howard Miller      64           President, Chief Executive Officer
                                 and a Director
 Stanley Miller     66           Secretary and Director
 Cloyd Dowell       55           Director
 John Frisella      51           Director
 Harvey Bokath      76           Director
 Evelyn Carlyle     75           Director

 Each director will hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each officer serves a the discretion of the Board of Directors (the "Board").

 EXECUTIVE OFFICERS AND DIRECTORS

 MANAGEMENT

 Howard Miller has been President and CEO of Abidon Inc. (formerly UBuy2 Inc., a Delaware corporation) since its inception on January 18, 2000. He is 64 years old. Prior to forming Abidon Inc. he was President and founder of State Street Investors of Rockford Inc., an Illinois corporation, a real estate development of commercial and office space and leasing from 1991 through 1999. He was President of Rockford Investors Inc., an Illinois corporation, from its inception on December 19, 1985. The company developed commercial real estate and leased commercial and office space. Howard Miller was the originator and owner of the East State Antique Mall in Rockford, Illinois. The business was started in 1985 as Howard Miller, dba East State Antique Mall, and was incorporated on November 9, 1999. For the past 14 years it has leased space to from 300 to 320 antique dealers. On January 24, 2000 State Street Investors of Rockford Inc., Rockford Investors Inc., and East State Antique Mall Inc. merged into Abidon Inc., formerly UBuy2 Inc., a Delaware corporation. He was President of Miller Bros. Inc., an Illinois corporation, from 1967 to July 1984. This company was general contractors building and selling family residences (built over 1,000 single family homes), subdividing land, and construction of commercial real estate. He was President of Miller Bros. Real Estate Inc., an Illinois corporation, in the business of selling real estate, from 1970 through 1977, in the sales and closing of real estate, and held a Real Estate Brokers license. He was President and sole owner of a chain of 4 laundry and drycleaners, Mr. Clean Cleaners Inc., an Illinois corporation, in Rockford, Illinois and Loves Park, Illinois, from 1960 to August 1994. He is a graduate of Queen City High School, Queen City, Missouri. He attended Rockford School of Business and obtained an Illinois Real Estate Brokers License in March 1967. Howard Miller is the brother of a Director, Stanley Miller, who is Secretary of the corporation.

 Stanley Miller has been Secretary of Abidon Inc. (formerly UBuy2 Inc., a Delaware corporation) since January 20, 2000. He is the Manager of Operations, including leasing and construction. Prior to the formation of Abidon Inc. he was Secretary of State Street Investors of Rockford Inc., an Illinois corporation, a real estate development of commercial and office space and leasing from 1991 through 1999 and was Manager of Operations, including leasing and construction. The company was developers of commercial real estate and leasing of commercial and office space. On January 24, 2000 State Street Investors of Rockford Inc., Rockford Investors Inc. and East State Antique Mall merged into Abidon Inc. (formerly UBuy2 Inc., a Delaware corporation). Stanley Miller was Secretary of Miller Bros. Inc., an Illinois corporation, from 1967 to July 1984. This company was general contractors building and selling single family residences (built over 1,000 single family homes), subdividing land, and construction of commercial real estate. He was Secretary of Miller Bros. Real Estate Inc., an Illinois corporation, in the business of selling real estate, from 1970 through 1977, in the sales and closing of real estate and holds an Illinois Real Estate Brokers license. From May 1963 to 1967 Stanley Miller was the owner, President and Secretary of Stanley Miller Building Contractor Inc., an Illinois corporation, a general contractor and developer of single family homes. He graduated from high school in Unionville, Missouri and attended N.E. Missouri State Teachers College. He attended Rockford School of Business and obtained his Real Estate Brokers License in March 1967. He is 66 years old. Stanley Miller is the brother of the President of the Company, Howard Miller.

 Cloyd Dowell has been a Director of Abidon Inc., (formerly UBuy2 Inc., a Delaware corporation) since January 20, 2000. He was also a Director of State Street Investors of Rockford Inc., an Illinois corporation, from 1993 through 1999. He is President of Simplex Financial Services Inc., an Illinois corporation, which he formed in 1991 and incorporated in 1993. From 1980 through 1990 he was Finance Manager in Internal Leasing and Finance for Rockwell International. From 1975 to 1980 he was Credit Manager for Thomas J. Lipton Company. Prior to that, from 1970 to 1975, he was Accounts Manager for the Bank of Colorado. Cloyd Dowell graduated from the University of Colorado with a BA in Finance. He is 55 years old.

 John Frisella is 51 years old. He has been a Director of Abidon Inc., (formerly UBuy2 Inc., a Delaware corporation) since January 20, 2000. He was a Director of State Street Investors of Rockford Inc., an Illinois corporation, from 1991 through 1999. Since 1974 he has owned and operated John's Restaurant and Pizzeria in Rockford, Illinois. Prior to 1974 he worked as a mason finisher for AA Construction for three years and for Rockford Auto Glass for one year. He is a native of Italy, where he graduated from high school, and came to the United States in 1969.

 Harvey Bokath has been a Director of Abidon Inc., (formerly UBuy2 Inc., a Delaware corporation) since January 20, 2000. He is 76 years old. He was a Director of State Street Investors of Rockford Inc., an Illinois corporation, from 1991 through 1999. He was Maintenance Supervisor for Sundstrand Corp., Rockford, Illinois, from 1949 through 1980. From 1981 to the present time he has been self-employed in general maintenance. In 1947 and 1948 he worked for Chippewa Falls Plumbing Company, Chippewa Falls, Wisconsin. From 1940 through 1946 he was employed in an auto, gas, and service station in Rib Lake, Wisconsin. He graduated from high school in Rib Lake, Wisconsin.

 Evelyn Carlyle is 75 years old and has been a Director of Abidon Inc., (formerly UBuy2 Inc., a Delaware corporation) since January 20, 2000. She was a Director of State Street Investors of Rockford Inc., an Illinois corporation, from 1991 through 1999. She was a Legal Secretary and Paralegal for Attorney Hickey in Rockford, Illinois, from 1960 through 1986 and for Attorney Steven Nordberg from 1986 through 1990, when she retired. She graduated from East High School in Rockford, Illinois.

 EXECUTIVE COMPENSATION

 Stanley Miller receives $6,000 per month compensation and also receives $200 for any Board of Directors meeting. Howard Miller receives $200 for any Board of Directors meeting. Howard Miller also receives the use of 4,500 square feet of floor space in the East State Antique Mall, for a total of $43,200 yearly in the form of free rent. All other Directors (Harvey Bokath, Evelyn Carlyle, John Frisella, and Cloyd Dowell) receive $200 for the annual Board of Directors meeting which is held in September of each year. They also receive $200 for any additional Special Board of Directors meetings. No other compensation is given to them.

 CERTAIN TRANSACTIONS

 Since inception January 18, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect interest other than compensation arrangements, which are described where required under "Management."

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES

 Under the Delaware statute on the Company's Certificate of Incorporation, the following statement is provided: "No director of the Corporation shall be liable t the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit."

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 PRINCIPAL STOCKHOLDERS

 The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 2001 by each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, each director of the Company, the named Executive Officer, and all executive officers and directors as a group.

 ----------------------------------------------------------------------------
 Title of  Name and Address of Beneficial      Amount of        Percent of
 Class     Owner                               Beneficial         Class
                                               Ownership
 ----------------------------------------------------------------------------
 Common    Howard Miller                       5,600,000          32.8%
           1912 Wichita Drive
           Rockford, IL 61108

 Common    Stanley/Delcie Miller               3,550,000          20.8%
           5053 Painted Pony Lane
           Loves Park, IL 61111

 Common    John/Maria Frisella                 1,750,000          10.2%
           1238 Barberry Lane
           Belvidere, IL 61008

 Common    Harvey/Juletta Bokath                  400,000          2.3%
           6538 Carman Drive
           Rockford, IL 61108

 Common    Cloyd/Janet Dowell                     350,000          2.0%
           440 E. Walnut Street
           Roselle, IL 60172

 Common    Evelyn Carlye                          100,000            *
           622 Sunrise Lane
           Rockford, IL 61107

 Common    All directors and executive       11,750,000           68.3%
           officers as a group (6 persons)

 ----------------------------------------------------------------------------

 * Represents beneficial ownership of less than 1%.

 Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of September 30, 2001, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person.

 This also assumes that the over-allotment option to purchase up to 500,000 shares from the Company is exercised.

                             SHARES BENEFICIALLY
                           OWNED PRIOR TO OFFERING

 NAME OF BENEFICIAL OWNER                           NUMBER OF
                                                   SHARES HELD

 Norman/Gloria Akelaitis                             300,000
 Harvey/Juletta Bokath                               400,000
 Mary Lou Brandon/Shirley Sutherland                 100,000
 William/Dorothy Burgett                             150,000
 James/Marcia Byrne                                  200,000
 Evelyn Carlyle                                      100,000
 Ethel Chick                                         100,000
 Cloyd/Janet Dowell                                  350,000
 C. Mark Elder                                       200,000
 James A. Falconer                                   300,000
 James M. Falconer                                   100,000
 John/Linda Falconer                                 100,000
 John/Maria Frisella                               1,750,000
 Michael Fulling                                     200,000
 Harris Trust                                         50,000
 Eugene Hayenga                                      100,000
 Ruth Hayenga                                        100,000
 Jenny Kliebe                                        400,000
 Robert/Jeannette Kliebe                             200,000
 Silva Ludwig                                        200,000
 George Maurici                                      100,000
 Carl/Cheryl Miller                                  100,000
 Ernest/Inez Miller                                  100,000
 Howard Miller                                     5,600,000
 Irvin/Palma Miller                                  700,000
 Stanley/Delcie Miller                             3,550,000
 Steve Noble                                         650,000
 Nolan Rogers                                        100,000
 Henry/Vernita Watts                                  50,000
 Jerry/Harriet Wescott                               200,000
 Wayne/Dessie Whitlow                                200,000
 Douglas/Patricia Wilburn                            100,000
 Bobby Joe/Freida Whitlow                            200,000

 Total Shares                                     17,050,000

 DESCRIPTION OF CAPITAL STOCK

 Immediately following the closing of this offering, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock, $0.0001 par value per share. As of September 30, 2001, there were outstanding 17,050,000 shares of Common Stock held of record by 33 stockholders. All stock is Common Stock.

 COMMON STOCK

 The holder of Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

 DELAWARE STOCK

 Upon the closing of this offering, the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Anti-Takeover Law") regulating corporate takeovers. The Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on the NASDAQ National Market, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock, as well as affiliates and associates of any such person) for three years following the date that such stockholder became an "interested stockholder" unless (i) the transaction that resulted in the stockholders' becoming an "interested stockholder" was approved by the board of directors prior to the date the "interested stockholder" attained such status, (ii) upon consummation of the transaction that resulted in the stockholder's becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) on or subsequent to such date the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder." A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate or incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the provisions of the Anti-Takeover Law. The statute could prohibit or delay mergers or other takeover or change-in-control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.


 TRANSFER AGENT AND REGISTRAR

 The Transfer Agent and Registrar for  the Company's Common Stock is  Abidon,
 Inc.

 LISTING

 The shares of Common Stock to be submitted for approval on the NASDAQ National Market under the trading symbol "Abidon" or "abid."

 SHARES ELIGIBLE FOR FUTURE SALE

 Prior to this offering, there has been no market for the Common Stock of the Company, and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after this offering. Future sales of substantial amounts of Common Stock (including shares issued upon exercise of outstanding options) in the public market after this offering could adversely affect market prices prevailing from time to time and could impair the Company's ability to raise capital through the sale of its equity securities. As described below, no shares currently outstanding will be available for sale immediately after this offering due to certain contractual restriction on resale. Sales of substantial amounts of Common Stock of the Company in the public market after the restrictions lapse could adversely affect the prevailing market price and the ability of the Company to raise their equity capital in the future.

 Upon completion of this offering, the Company will have outstanding 22,050,000 shares of Common Stock. Of these shares, the 5,000,000 shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. The remaining shares held by existing stockholders are subject to lock-up agreements generally providing that, with certain limited exceptions, the stockholder will not
 (i) offer to sell, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock owned of record or beneficially prior to the offering or any securities convertible into or exchangeable for such shares of Common Stock, (ii) establish a "put equivalent position" with respect to such Common Stock within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or (iii) publicly announce an intention to take any of the actions set forth in (i) or (ii) for a period of 120 days following the date of the final Prospectus for this offering without prior written consent of Abidon, Inc. acting alone or each of the above listed representatives acting together. As a result of these lock-up agreements; notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, none of these shares will be saleable until 121 days after the date of the final Prospectus. Beginning 121 days after the date of the final Prospectus, 17,050,000 of these shares will be eligible for sale in the public market, although a portion of such shares will be subject to certain volume limitations pursuant to Rule 144. The remaining Restricted Shares will become eligible for sale from time to time thereafter upon expiration of applicable holding periods under Rule 144 under the Securities Act and the Company's right to repurchase unvested shares. Common Stock of the Company is also subject to 120-day lock-up agreements.

 After the closing of the offering, the Corporation is authorized to issue more shares, not to exceed a total of 30,000,000 shares outstanding. Shares to be used for buyouts, mergers, and advertising includes 1,500,000 shares for employee incentive option plan. Included in employee incentives are dealers leasing space in the East State Antiques Mall, 5301 and 5411 E. State Street, Rockford, Illinois. No set plan of distribution for stock incentives has been made at this time. Plan is to be implemented after the closing of this stock offering. Up to 1,500,000 shares of stock are to be offered to employees at a cost of $1.00 per share. The president is to determine the procedure for the employee stock incentive plan.

 LEGAL MATTERS

 The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Trent & Butcher, whose address is 350
 S. Schmale Road, Carol Stream, IL 60198 (telephone number 630-682-3100).


 EXPERTS

 The financial statements included in this Prospectus have been audited by Virchow, Krause & Co., LLP, independent accountants. The companies and periods covered by these audits are indicated in the individual reports of Virchow, Krause, & Co., LLP. Such financial statements have been so included in reliance on the reports of Virchow, Krause, & Co., LLP given on the authority of said firm as experts in auditing and accounting. Their address is 500 Midland Ct., Janesville, WI 53547 (telephone number 608-752-
 5835).

 LEGAL PROCEEDINGS:

 The Company is not involved in any legal proceedings at this time.

 COMMON EQUITY SECURITIES

 There has been no public market for the Company's common stock. There are 33 stockholders and they are the holders of all of the 17,050,000 shares of common stock outstanding. The Company paid a cash dividend on January 15, 2001 of $.005 per share of common stock. This is the only dividend paid since the corporation was started in January 2000.

 ACCOUNTING DISCREPANCIES

 There have been no discrepancies with the Accountants.

 ADDITIONAL INFORMATION

 The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon the payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

 REPORT OF INDEPENDENT ACCOUNTANTS

 To the Board of Directors and Stockholders of Abidon Inc.

 In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Abidon Inc. and the results of its operations and its cash flows for the years ended 2000, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                 ABIDON, INC.

                              Rockford, Illinois


                             FINANCIAL STATEMENTS

                    Including Independent Auditors' Report

                      December 31, 2000, 1999, and 1998

                                 ABIDON, INC.

                              TABLE OF CONTENTS

 ----------------------------------------------------------------------------

 Independent Auditors' Report                               1

 Financial Statements

    Balance Sheets                                          2

    Statements of Operations                                3

    Statements of Stockholders' Equity                      4

    Statements of Cash Flows                                5

    Notes to Financial Statements                        6-12

 Virchow, Krause & Company, LLP
 ----------------------------------------------------------------------------
 Certified Public Accountants & Consultants


                         INDEPENDENT AUDITORS' REPORT



 Stockholders and Board of Directors
 Abidon, Inc.
 Rockford, Illinois


 We have audited the accompanying balance sheets of Abidon, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000, 1999, and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence and supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Abidon, Inc. as of December 31, 2000 and 1999, and the results of its operations and cash flows for the years ended December 31, 2000, 1999, and 1998 in conformity with accounting principles generally accepted in the United States of America.




 Janesville, Wisconsin
 July 18, 2001


                                 ABIDON, INC.

                                BALANCE SHEETS
                          December 31, 2000 and 1999

 ----------------------------------------------------------------------------

                                    ASSETS
                                                       2000           1999
                                                    ----------     ----------
 CURRENT ASSETS
  Cash                                             $    85,539    $   112,872
  Rent receivable                                        2,526          4,224
                                                    ----------     ----------
    Total Current Assets                                88,065        117,096
                                                    ----------     ----------
 PROPERTY AND EQUIPMENT                              4,352,141      4,477,706
                                                    ----------     ----------
 OTHER ASSETS
  Loan fees                                              4,243          4,243
  Other                                                  1,114              -
    Less: Accumulated amortization                      (1,367)          (407)
                                                    ----------     ----------
      Net Other Assets                                   3,990          3,836
                                                    ----------     ----------
        TOTAL ASSETS                               $ 4,444,196    $ 4,598,638
                                                    ==========     ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
  Accounts payable                                 $    86,658    $    93,056
  Wages payable                                          9,357          3,674
  Payroll taxes and withholdings payable                17,096          8,522
  Sales tax payable                                      6,481          8,175
  Deferred revenues                                     39,950         33,361
  Income taxes payable                                  26,313          8,310
  Real estate taxes payable                            247,613        263,208
  Current portion of long-term debt                    171,505        159,016
                                                    ----------     ----------
    Total Current Liabilities                          604,973        577,322

 LONG-TERM LIABILITIES
  Long-term debt, less current portion               1,333,833      1,520,161
                                                    ----------     ----------
    Total Liabilities                                1,938,806      2,097,483
                                                    ----------     ----------
 STOCKHOLDERS' EQUITY
  Common stock, $.0001 par value per share               1,705          1,705
    40,000,000 shares authorized
    17,050,000 shares issued and outstanding
  Additional paid-in capital                         1,916,295      1,916,295
  Retained earnings                                    587,390        583,155
                                                    ----------     ----------
    Total Stockholders' Equity                       2,505,390      2,501,155
                                                    ----------     ----------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 4,444,196    $ 4,598,638
                                                    ==========     ==========



                                 ABIDON, INC.

                           STATEMENTS OF OPERATIONS
                Years Ended December 31, 2000, 1999, and 1998

 ------------------------------------------------------------------------------

                                            2000          1999          1998
                                         ----------    ----------    ----------
 REVENUES
  Lease revenues                        $ 1,783,510   $ 1,782,746   $ 1,807,410
  Antique mall sales                      1,968,555     2,095,795     2,420,209
  Internet auction service revenues          74,400             -             -
                                         ----------    ----------    ----------
    Total Revenues                        3,826,465     3,878,541     4,227,619
                                         ----------    ----------    ----------
 COST OF GOODS SOLD
  Paid to antique mall dealers            1,814,081     1,905,789     2,254,753
  Internet auction service consignments      69,066             -             -
                                         ----------    ----------    ----------
    Total Cost of Goods Sold              1,883,147     1,905,789     2,254,753
                                         ----------    ----------    ----------
      Gross Profit                        1,943,318     1,972,752     1,972,866

 OPERATING EXPENSES                       1,642,801     1,340,514     1,115,254
                                         ----------    ----------    ----------
  Operating Income                          300,517       632,238       857,612
                                         ----------    ----------    ----------
 OTHER INCOME (EXPENSE)
  Interest income                             1,312         1,883         1,459
  Interest expense                         (120,781)     (129,821)     (143,066)
  Other income                                    -             -         1,106
                                         ----------    ----------    ----------
    Net Other Expense                      (119,469)     (127,938)     (140,501)
                                         ----------    ----------    ----------
      Income Before Income Taxes            181,048       504,300       717,111

 PROVISION FOR INCOME TAXES                  26,313        10,185         9,251
                                         ----------    ----------    ----------
  NET INCOME                            $   154,735   $   494,115   $   707,860
                                         ==========    ==========    ==========



                                 ABIDON, INC.

                      STATEMENTS OF STOCKHOLDERS' EQUITY
                Years Ended December 31, 2000, 1999, and 1998

 -----------------------------------------------------------------------------

                                        Additional                  Total
                               Common     Paid-In      Retained  Stockholders'
                                Stock     Capital      Earnings      Equity
                               -------   ----------   ----------   ----------
 BALANCES, December 31, 1997  $  1,705  $ 1,868,295  $   577,680  $ 2,447,680

  1998 net income                    -            -      707,860      707,860

  Distributions                      -            -     (595,500)    (595,500)
                               -------   ----------   ----------   ----------
 BALANCES, December 31, 1998     1,705    1,868,295      690,040    2,560,040

  1999 net income                    -            -      494,115      494,115

  Contribution of related
   party payable to equity           -       48,000            -       48,000

  Distributions                      -            -     (601,000)    (601,000)
                               -------   ----------   ----------   ----------
 BALANCES, December 31, 1999     1,705    1,916,295      583,155    2,501,155

  2000 net income                    -            -      154,735      154,735

  Distributions                      -            -     (150,500)    (150,500)
                               -------   ----------   ----------   ----------
 BALANCES, December 31, 2000  $  1,705  $ 1,916,295  $   587,390  $ 2,505,390
                               =======   ==========   ==========   ==========


                                 ABIDON, INC.

                           STATEMENTS OF CASH FLOWS
                Years Ended December 31, 2000, 1999, and 1998

 ------------------------------------------------------------------------------

                                            2000          1999          1998
                                         ----------    ----------    ----------
 CASH FLOWS FROM OPERATING ACTIVITIES
  Net Incomes                           $   154,735   $   494,115   $   707,860
  Adjustments to reconcile net income
   to net cash flows from operating
   activities
    Depreciation                            215,227       186,060       188,782
    Amortization                                960            71            71
    Change in assets and liabilities
      Rent receivable                         1,698        10,455       (10,164)
      Accounts payable                       (6,398)        3,131         8,666
      Wages payable                           5,683          (103)        1,475
      Payroll taxes and
        withholdings payable                  8,574         2,513           641
      Sales tax payable                      (1,694)       (2,745)          (86)
      Deferred revenues                       6,589        (1,837)        3,433
      Income taxes payable                   18,003          (941)           50
      Real estate taxes payable             (15,595)       (2,035)        2,695
                                         ----------    ----------    ----------
       Net Cash Flows from
         Operating Activities               387,782      688,684        903,423

 CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment       (89,662)     (13,475)       (33,399)
  Purchases of other assets                  (1,114)            -             -
                                         ----------    ----------    ----------
   Net Cash Flows from
     Investing Activities                   (90,776)      (13,475)      (33,399)

 CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of long-term debt              (173,839)     (161,080)     (146,575)
  Stockholder distributions                (150,500)     (601,000)     (595,500)
                                         ----------    ----------    ----------
   Net Cash Flows from
     Financing Activities                  (324,339)     (762,080)     (742,075)
                                         ----------    ----------    ----------
 Net Change in Cash and Cash Equivalents    (27,333)      (86,871)      127,949

 CASH AND CASH EQUIVALENTS -
   Beginning of Year                        112,872       199,743        71,794
                                         ----------    ----------    ----------
  CASH AND CASH EQUIVALENTS -
   END OF YEAR                          $    85,539   $   112,872   $   199,743
                                         ==========    ==========    ==========

 Supplemental cash flow disclosures
  Cash paid for interest                $   120,781   $   129,821   $   143,066
  Cash paid for income taxes                  8,310         9,251         9,201

 Noncash investing and financing activities
  Contribution of related party
    payable to equity                             -        48,000             -



                                 ABIDON, INC.

                        NOTES TO FINANCIAL STATEMENTS
                      December 31, 2000, 1999, and 1998


 NOTE 1 - Summary of Significant Accounting Policies
 ----------------------------------------------------------------------------

      Nature of Business

 Abidon, Inc. (the company), located in Rockford, Illinois, operates in three lines of business. See note 6 for information on segment reporting.

      Business Combinations

 On February 1, 2000, the company entered into a plan of merger with State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc. Pursuant to the plan of merger, the stockholders of the three companies received 85,250 shares of common stock of the company. The stockholders of State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc. and the percentage of stock they owned were identical to the ownership they owned in the company. Based on the common control of State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc., and the company, the combinations were accounted for similar to a pooling of interest.

      Cash and Cash Equivalents

 For purposes of the statements of cash flows, the company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

      Financial Instruments

 The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash and cash equivalents, rent receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of long-term debt approximates the carrying amounts based upon the company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

      Depreciation

 Property and equipment are recorded at cost. Improvements are capitalized while repair and maintenance costs are charged to operations when incurred. Furniture, fixtures, equipment, and antiques are depreciated or amortized using the 200% declining balance method, while buildings and improvements are depreciated using the straight-line method. Depreciation expense amounted to $215,227, $186,060, and $188,782 for the years ended December 31, 2000, 1999, and 1998, respectively. Expenses computed using the 200% declining balance method did not differ materially from that which would have been computed using the straight-line method.

      Recoverability of Property, Equipment Improvements

 The company evaluated long-lived assets to be held and used in the business for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is determined by comparing estimated undiscounted future operating cash flows to the carrying amounts of assets. if an impairment exists, the amount of impairment is measured as the excess of the assets carrying amount less the sum of the estimated discounted future operating cash flows of such asset and the expected proceeds upon sale of the asset. Assets held for sale are reported at the lower carrying amount or fair value less estimated costs to sell. There was no impairment of long-lived assets as of December 31, 2000 and 1999.

      Revenue Recognition

 The company records lease revenues at the time rent becomes receivable from the tenant according to individual lease contracts. The company records sales revenue at the time merchandise is shipped. The company ensures that the transaction complies with the seven conditions and the six considerations contained in Accounting and Auditing Enforcement Release No. 108 of the Securities and Exchange Commission (SEC).

 In November 1999, the SEC issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition." SAB No. 101, as amended, sets forth the SEC staff's position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller's price to the buyer is fixed or determinable and collectibility is reasonably assured. The company uses the above criteria to determine whether revenue can be recognized, and therefore, believes that the issuance of this bulletin does not have a material impact on these financial statements. The company adopted SAB No. 101 during the quarter ended March 31, 2001 and the effect of adoption was not material to the consolidated financial statements.

 Effective January 1, 2001, the company began recording amounts being charged to customers for shipping and handling as revenue in accordance with recently released Emerging Issues Task Force (EITF) Issue 00-10, "Accounting for Shipping and Handling Fees and Costs."

      Income Taxes

 For financial statement purposes, the company records income and expenses on the accrual basis, whereas for income tax purposes, income and expenses are recorded on the cash basis. The company utilizes the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities.

      Advertising

 Advertising costs  are charged  to operations  when  incurred.   Advertising
 expense amounted to $79,470, $51,115, and $45,357 for the years ended December 31, 2000, 1999, and 1998, respectively.

      Estimates

 The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Recently Issued Accounting Pronouncements

 Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, is effective for years beginning after June 15, 2000. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge criteria are met. Special accounting for qualifying hedges allows a derivative's gains or losses to offset related results on the hedged item in the statement of operations and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The adoption of SFAS No. 133 will not materially impact the company's financial position or results of operations.

 Effective January 1, 2002, the company will adopt SFAS No. 141 and 142, "Business Combinations" and "Goodwill and Other Intangible Assets." Management believes the adoption of these standards will not have an impact on the company's financial position or results of operations.


 NOTE 2 - Property and Equipment
 ----------------------------------------------------------------------------

 Major categories of property and equipment at December 31 are summarized as follows:

                            Depreciable
                               Lives          2000        1999        1998
                             ------------  ----------  ----------  ----------
 Land                           N/A       $   535,070 $   535,070 $   535,070
 Buildings and improvements  31.5-39 yrs.   5,722,338   5,710,950   5,698,375
 Equipment                      5-7 yrs.       95,216     145,346     144,446
                                           ----------  ----------  ----------
  Total Property and Equipment              6,352,624   6,391,366   6,377,891

 Less: Accumulated depreciation            (2,000,483) (1,913,660) (1,727,600)
                                           ----------  ----------  ----------
  Net Property and Equipment              $ 4,352,141 $ 4,477,706 $ 4,650,291
                                           ==========  ==========  ==========


 NOTE 3 - Long-Term Debt
 ----------------------------------------------------------------------------

 Long-term debt at December 31, 2000 and 1999 consisted of the following:

                                                         2000        1999
                                                      ---------   ---------
   Note payable to bank with monthly payments of
   principal and interest of $5,300 bearing
   interest at 7.80%.  This note is secured by a
   first mortgage on real estate and the
   personal guarantee of one of the company's
   stockholders.  The note is due November 2003.     $  160,116  $  208,962

   Note payable to bank with monthly payments of
   principal and interest of $19,252 bearing
   interest at 7.50%.  This note is secured by a
   first mortgage on real estate and the
   personal guarantee of two of the company's
   stockholders.  The note is due September
   2008.                                              1,345,222   1,470,215
                                                      ---------   ---------
      Total                                           1,505,338   1,679,177

   Less: Current portion of long-term debt             (171,505)   (159,016)
                                                      ---------   ---------
      Long-Term Debt                                 $1,333,833  $1,520,161
                                                      =========   =========


 Annual maturities of long-term debt for the years ending after December 31, 2000 are as follows:

                2001                   $    171,505
                2002                        201,394
                2003                        210,004
                2004                        167,519
                2005                        180,524
                Thereafter                  574,392
                                        -----------
                   Total               $  1,505,338
                                        ===========


 NOTE 4 - Related Party Transactions
 ----------------------------------------------------------------------------

 During 2000, 1999, and 1998, the company paid management fees to one of its stockholders of $70,000, $70,000 and $78,000, respectively.

 During 2000, 1999, and 1998, the company paid distributions to its stockholders of $150,500, $601,000 and $595,500, respectively.


 NOTE 5 - Income Taxes
 ----------------------------------------------------------------------------

 For 2000, Abidon, Inc. was taxed as a corporation for its short period of February through December, as were State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques Mall, Inc. for their short periods commencing January 1, 2000 through January 31, 2000.

 No deferred income taxes have been recorded as of December 31, 2000 because no significant temporary differences exist between the reporting of amounts for financial statement purposes and income tax purposes.

 During 1999 and 1998, State Street Investors of Rockford, Inc. was taxed under the provisions of Subchapter S of the Internal Revenue Code, Rockford Investors, Inc. was taxed as a partnership, and East State Street Antiques Mall, Inc. was taxed as a sole proprietorship. For these types of tax entities, in lieu of federal and state corporation income taxes, the owners are taxed on their proportionate share of the taxable income which is combined with their other personal income and deductions to determine taxable income on their individual tax returns. Therefore, for 1999 and 1998 there is no provision for corporate income taxes. Income tax expense for these years consists of state of Illinois Replacement Tax.

 The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate of 34% to income before income taxes as a result of the following:

                                               Year ended December 31,

                                                  2000   1999   1998
                                                    %      %      %
                                                  ----   ----   ----
    Federal income taxes at statutory rate        34.0   34.0   34.0
    Benefit of federal graduated rates           (18.4)     -      -
    State income taxes, net of federal benefit     4.8    2.5    2.5
    Income taxed at a partner/shareholder level      -  (34.0) (34.0)
    Nondeductible items and other                 (5.9)  (0.5)  (1.2)
                                                  ----   ----   ----
                                                  14.5    2.0    1.3
                                                  ====   ====   ====

 NOTE 6 - Segment Information
 ----------------------------------------------------------------------------
 The company operates in three business segments. The company operates an on-line auction service (internet auction), owns and leases two commercial office buildings on East State Street in Rockford (commercial real estate), and also operates an antique mall in the lower level of each office building (antique mall). Information on the company's business segments was as follows:

                                              2000         1999         1998
                                           ----------   ----------   ----------
 For the years ended December 31
   Revenues
    Internet auction                      $    74,400  $         -  $         -
    Commercial real estate                  1,783,510    1,782,746    1,807,410
    Antique mall                            1,968,555    2,095,795    2,420,209
                                           ----------   ----------   ----------
     Total Revenues                        $3,826,465  $ 3,878,541  $ 4,227,619
                                           ==========   ==========   ==========

   Operating income (loss)
    Internet auction                       $ (490,078) $   (86,026) $         -
    Commercial real estate                    738,460      670,861      809,955
    Antique mall                               52,135       47,403       47,657
                                           ----------   ----------   ----------
     Total Operating Income                $  300,517  $   632,238  $   857,612
                                           ==========   ==========   ==========


                                              2000         1999         1998
                                           ----------   ----------   ----------
   Capital expenditures
    Internet auction                      $    76,624  $         -  $         -
    Commercial real estate                     13,038       13,475       33,399
    Antique mall                                    -            -            -
                                           ----------   ----------   ----------
     Total Capital Expenditures           $    89,662  $    13,475  $    33,399
                                           ==========   ==========   ==========

   Depreciation and amortization
    Internet auction                      $    31,969  $         -  $         -
    Commercial real estate                    184,218      183,173      183,280
    Antique mall                                    -        2,958        5,573
                                           ----------   ----------   ----------
     Total Depreciation and Amortization  $   216,187  $   186,131  $   188,853
                                           ==========   ==========   ==========

 At December 31
   Identifiable assets
    Internet auction                      $    48,436  $         -  $         -
    Commercial real estate                  4,368,986    4,594,383    4,811,603
    Antique mall                               26,774        4,255       57,017
                                           ----------   ----------   ----------
     Total Identifiable Assets            $ 4,444,196  $ 4,598,638  $ 4,868,620
                                           ==========   ==========   ==========

                        Riggins & Shillady Accounting
                         1111 S. Alpine Rd., Ste. 702
                              Rockford, IL 61108
                                 815-227-1220


 To the Board of Directors
 Abidon, Inc.
 5301 E. State Street, Suite 215
 Rockford, IL 61108-2389

 The accompanying balance sheet of Abidon, Inc. as of September 30, 2001, and the related statements of income and retained earnings and cash flows for the year then ended, have been compiled by us.

 A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

 Riggins & Shillady Accounting

 December 7, 2001

 Marvin Riggins, Partner

                                 Abidon, Inc.

                                BALANCE SHEET

                           As of September 30, 2001

                                    Assets

 CURRENT ASSETS
   Rent receivable                                  9,504
     Total Current Assets                                          9,504

 PROPERTY AND EQUIPMENT
   Buildings                                    5,727,668
   Furniture, Fixt. & Equip.                      111,146
   Land                                           535,070
   Accumulated Depreciation                    (2,114,862)
     Net Property and Equipment                                4,259,022

 OTHER ASSETS
   Loan fees                                        4,243
   Other                                            1,114
   Less: Accumulated amortization                  (1,367)
     Total Other Assets                                            3,990

       TOTAL ASSETS                                            4,272,516

                                 Liabilities

 CURRENT LIABILITIES
   Accounts Payable                                 5,265
   Accrued Payroll Taxes                           12,166
   Accrued Sales Tax                                7,055
   Deferred revenues                               39,950
   Accrued Income Tax                              79,422
   Real estate taxes payable                      185,710
   Current portion L/T Debt                       171,505
     Total Current Liabilities                                   501,073

 LONG-TERM LIABILITIES
   Long-Term Debt less current portion          1,210,170
     Total Long-Term Liabilities                               1,210,170

 STOCKHOLDERS' EQUITY
 Common Stock, $.0001 par value per share
   40,000,000 shares authorized
   17,050,000 shares issued and outstanding         1,705
   Additional paid-in capital                   1,916,295
   Retained Earnings                              643,273
     Total Stockholder's Equity                                2,561,273

       TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY                                    4,272,516


                     See Accountants' Compilation Report

                                 Abidon, Inc.

                               INCOME STATEMENT

                  For the 9 Months Ended September 30, 2001


                                                     9 Months Ended
                                                   September 30, 2001


      REVENUES
        Lease Revenues                                $  1,263,969
        Antique Mall sales                               1,568,478
        Internet auction service revenues                   36,792
                                                       -----------
          Total Revenues                                 2,869,239
                                                       -----------
      COST OF GOODS SOLD
        Paid to Antique Mall dealers                     1,213,892
        Internet auction service consignment                22,989
                                                       -----------
          Total Cost of Goods Sold                       1,236,881
                                                       -----------

            Gross Profit                                 1,632,358
                                                       -----------

      Depreciation                                         114,379
      OPERATING EXPENSES                                 1,190,732
                                                       -----------
            Operating Income (Loss)                        327,247
                                                       -----------
      OTHER INCOME (EXPENSE)
        Interest Income                                        262
        Interest expense                                   (97,303)
                                                       -----------
          Total Other Expense                              (97,041)
                                                       -----------
          Income before Taxes                              230,206
                                                       -----------
      PROVISION FOR INCOME TAXES                            89,073
                                                       -----------
        NET INCOME                                    $    141,133
                                                       ===========

                        Statement of Retained Earnings

      Amount at beginning of year                          587,390
                                                       -----------
      Add net income                                       141,133
                                                       -----------
      Distributions                                        (85,250)
                                                       -----------
      Amount at end of year                                643,273
                                                       ===========


                     See Accountants' Compilation Report

                                 Abidon, Inc.

                           STATEMENT OF CASH FLOWS

                  For the 9 Months Ended September 30, 2001


                                                           2001
                                                       -----------
 CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss)                                  $    141,134
   Adjustments to reconcile Net Income
   (Loss) to net Cash provided by
   (used in) operating activities:
   Depreciation and Amortization                           114,379
   Losses (Gains) on sales of
   Decrease (Increase) in
   Operating Assets:
   Accounts Receivable                                      (6,979)
   Increase (Decrease) in
   Operating Liabilities:
   Accrued Liabilities                                    (103,900)
                                                       -----------
 Total Adjustments                                           3,500
                                                       -----------
     Net Cash Provided By (Used in)
     Operating Activities                                  144,634

 CASH FLOWS FROM INVESTING ACTIVITIES
   Capital Expenditures                                    (26,230)
   Proceeds From Sale of Fixed Assets                        4,971
                                                       -----------
     Net Cash Provided By (Used In)
     Investing Activities                                  (21,259)

 CASH FLOWS FROM FINANCING ACTIVITIES
   Notes Payable Repayments                               (123,663)
   Dividends Paid                                          (85,250)
                                                       -----------
     Net Cash Provided By (Used In)
     Financing Activities                                 (208,913)
                                                       -----------
 NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                      (85,539)

 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           85,539
                                                       -----------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD           $         (0)
                                                       ===========


                     See Accountants' Compilation Report

                        Riggins & Shillady Accounting
                         1111 S. Alpine Rd., Ste. 702
                              Rockford, IL 61108
                                 815-227-1220

  Notes to financial statements - Summary of Significant Accounting Policies


 Nature of Business

 Abidon, Inc. (the company), located in Rockford, Illinois, operates in three lines of business. The company operates an on-line auction service (internet auction), owns and leases two commercial office buildings on East State Street in Rockford (commercial real estate), and also operates an antique mall in the lower level of each office building (antique mall).

 Business Combinations

 On February 1, 2000, the company entered into a plan of merger with East State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques mall, Inc. Pursuant to the plan of merger, the stockholders of the three companies received 85,250 shares of common stock of the company. The stockholders of East State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques mall, Inc. and the percentage of stock they owned were identical to the ownership they owned in the company. Based on the common control of East State Street Investors of Rockford, Inc., Rockford Investors, Inc., and East State Street Antiques mall, Inc., and the company, the combinations were accounted for similar to a pooling of interest.

 Cash and Cash Equivalents

 For purposes of the statement of cash flows, the company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

 Financial Instruments

 The carrying amounts for all financial instruments approximate fair value. The carrying amounts for cash and cash equivalents, rent receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of long-term debt approximates the carrying amounts based upon the company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

 Depreciation

 Property and equipment are recorded at cost. Improvements are capitalized while repair and maintenance costs are charged to operations when incurred. Furniture, fixtures, equipment, and antiques are depreciated or amortized using the 200% declining balance method, while buildings are improvements are depreciated using the straight-line method. Depreciation expense amounted to $114,379 for the nine months ending September 30, 2001. Expenses computed using the 200% declining balance method did not differ materially from that which would have been computed using the straight-line method.

 Revenue Recognition

 The company records lease revenues at the time rent becomes receivable  from
 the tenant according  to individual lease  contracts.   The company  records
 sales revenue at the time merchandise is shipped.

 Income Taxes

 For financial statement purposes, the company records income and expenses on the accrual basis, whereas for income tax purposes, income and expenses are recorded on the cash basis. The company utilized the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities.

 Reference is  made to  the following  documents filed  as exhibits  to  this
 Registration  Statement   regarding  relevant   indemnification   provisions
 described above and elsewhere herein:



 EXHIBIT DOCUMENT                                               NUMBER

 Form of Underwriting Agreement*...............................   1.01
 Registrant's Amended and Restated Certificate of Incorporation   3.01
 Registrant's Bylaws...........................................   3.03
 Investor Rights...............................................   4.02


 * To be supplied by amendment.

                            UNDERWRITING AGREEMENT

 There is no Underwriting Agreement. The Company is seeking an Underwriter. The Registrant intends to sell the stock themselves if no Underwriter is obtained.

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

 ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses to be paid by the Company in connection with the sale of the shares of Common Stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission registration fee    $   21,510
      NASD filing fee....................................        55,000*
      Nasdaq National Market filing fee..................         5,000*
      Accounting fees and expenses.......................        30,000*
      Legal fees and expenses............................        10,000*
      Road show expenses.................................        90,000*
      Printing and engraving expenses....................        25,000*
      Blue sky fees and expenses.........................        30,000*
      Transfer agent and registrar fees and expenses.....        20,000*
      Miscellaneous......................................       213,490*

      Total..............................................      $500,000

      * Estimates

 ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").


 ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

      The following table sets forth information regarding all securities sold by the Registrant since its inception on January 18, 2000.

                          Date Of    Title Of     Number      Aggregate
 Class Of Purchasers      Sale       Securities   Securities  And Form
 -------------------      --------   ----------   ----------  ---------
 State Street Investors   Jan. 24,   Common       55,000      Complete
 of Rockford, Inc.        2000                                corporation

 East State Antique Mall  Jan. 24,   Common       10,000      Complete
 Inc.                     2000                                corporation

 Rockford Investors Inc.  Jan. 24,   Common       20,250      Complete
                          2000                                corporation

 On August 15, 2000 the company stock was split 200 to 1. After completion of the stock split there are 17,050,000 shares of common stock outstanding. No other stock has been issued through September 30, 2001.

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                EXHIBIT INDEX

 EXHIBIT
 NUMBER    EXHIBIT TITLE

 EX-1.00   Underwriting Agreement

 EX-2.00 Plan of Acquisition, reorganization, arrangement, liquidation, or succession

 EX-2.01 Merger Agreement between UBuy2 Inc. and State Street Investors Inc., Rockford Investors, Inc. and East State Antiques Mall, Inc.

 EX-2.02   Merger between UBuy2 Inc. and Rockford Investors, Inc.

 EX-2.03   Minutes Approving Merger between UBuy2 Inc. and Three Corporations

 EX-3.00   Certificate of Incorporation, UBuy2 Inc.

 EX-3.01   Certificate of Amendment, Abidon, Inc.

 EX-3.02   Certificate of Amendment, change in Authorized Shares of Stock

 EX-3.03   Bylaws of Corporation

 EX-4.01   Copy of Stock Certificate

 EX-4.02   Copy of Rights of Investors

 EX-5.00   Opinion Regarding Legality    *

 EX-8.00   Opinion Regarding Tax Matters

 EX-10.00  Material Contracts Index - Leases

 EX-10.78  Mortgage Associated Commercial Mortgage Inc. and Abidon Inc.

 EX-10.79  Bank One, Illinois NA and Abidon, Inc.

 EX-11.00  Consolidated Statement of Income Data

 EX-13.00  Annual Report to Stockholders

 EX-15.00  Letter Regarding Unaudited Interim Financial Information

 EX-21.00  Subsidiary of Registrant

 EX-23.00  Consent of Experts and Counsel


 * To be supplied by amendment.

 ITEM 17.  UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockford, State of Illinois, on December 20, 2001.



                                         ABIDON INC.
                                         ------------------------
                                         (Registrant)


                                         /s/ Howard Miller
                                         ------------------------
                                         Howard Miller, President
                                         By (Signature and Title)


 Pursuant  to  the  requirements  of  the   Securities  Act  of  1933,   this
 registration statement has been signed by the following persons in the capacities and on the dates indicated.


                                         /s/ Stanley Miller
                                         ------------------------
                                         Stanley Miller
                                         (Signature)

                                         Secretary
                                         ------------------------
                                         (Title)

                                         December 20, 2001
                                         ------------------------
                                         (Date)


 /s/ Howard Miller
 --------------------------------
 Howard Miller, President, Chief
 Executive Officer and a Director

 /s/ Stanley Miller
 --------------------------------
 Stanley Miller, Secretary and Director

 /s/ Harvey D. Bokath
 --------------------------------
 Harvey Bokath, Director

 /s/ John Frisella
 --------------------------------
 John Frisella, Director

                                EXHIBIT INDEX

 EXHIBIT
 NUMBER    EXHIBIT TITLE

 EX-1.00   Underwriting Agreement

 EX-2.00 Plan of Acquisition, reorganization, arrangement, liquidation, or succession

 EX-2.01 Merger Agreement between UBuy2 Inc. and State Street Investors Inc., Rockford Investors, Inc. and East State Antiques Mall, Inc.

 EX-2.02   Merger between UBuy2 Inc. and Rockford Investors, Inc.

 EX-2.03   Minutes Approving Merger between UBuy2 Inc. and Three Corporations

 EX-3.00   Certificate of Incorporation, UBuy2 Inc.

 EX-3.01   Certificate of Amendment, Abidon, Inc.

 EX-3.02   Certificate of Amendment, change in Authorized Shares of Stock

 EX-3.03   Bylaws of Corporation

 EX-4.01   Copy of Stock Certificate

 EX-4.02   Copy of Rights of Investors

 EX-5.00   Opinion Regarding Legality    *

 EX-8.00   Opinion Regarding Tax Matters

 EX-10.00  Material Contracts Index - Leases

 EX-10.78  Mortgage Associated Commercial Mortgage Inc. and Abidon Inc.

 EX-10.79  Bank One, Illinois NA and Abidon, Inc.

 EX-11.00  Consolidated Statement of Income Data

 EX-13.00  Annual Report to Stockholders

 EX-15.00  Letter Regarding Unaudited Interim Financial Information

 EX-21.00  Subsidiary of Registrant

 EX-23.00  Consent of Experts and Counsel


 * To be supplied by amendment.